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FORTRESS BIOTECH, INC.

1111 Kane Concourse Suite 301

Bay Harbor Islands, FL 33154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FORTRESS BIOTECH, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FORTRESS BIOTECH, INC.

1111 Kane Concourse Suite 301

Bay Harbor Islands, FL 33154

Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders (the “Annual Meeting”) of Fortress Biotech, Inc. (the “Company”) to be held on Thursday, May 23, 2024 at 10:00 a.m. ET. The Annual Meeting will be completely virtual and conducted by means of a live webcast as described below, which can be accessed at www.virtualshareholdermeeting.com/fbio2024 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. At the meeting, the stockholders will be asked to (i) elect eight directors for a term of one year, (ii) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024, (iii) amend the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s common stock issuable thereunder by 10,000,000 shares and increase the annual share limit for participants pursuant to grants of stock options and stock appreciation rights, (iv) amend the Company’s 2012 Employee Stock Purchase Plan, as amended, to increase the number of shares of the Company’s common stock issuable thereunder by 1,000,000 shares and increase the number of shares eligible for purchase during an “Offering”, (v) amend the Company’s Amended and Restated Long Term Incentive Plan to extend the term of the plan to July 15, 2035 and make certain related changes and (vi) transact any other business that may properly come before the 2024 Annual Meeting or any adjournment of the 2024 Annual Meeting. You will also have the opportunity to ask questions and make comments at the meeting.

In accordance with the rules and regulations of the Securities and Exchange Commission, we are furnishing our 2024 proxy statement and annual report to stockholders for the year ended December 31, 2023 on the internet. You may have already received our “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 5, 2024. That notice described how you can obtain our proxy statement and annual report. You can also receive paper copies of our proxy statement and annual report upon request.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking our proxy card and returning it as directed. If you do attend the meeting virtually and wish to vote live during the meeting, you may revoke your proxy at the meeting.

If you have any questions about the proxy statement or the accompanying 2023 Annual Report, please contact David Jin, our Chief Financial Officer at 781-652-4500.

Thank you for your ongoing support of and continued interest in Fortress Biotech, Inc.

Sincerely,

/s/ Lindsay A. Rosenwald, M.D.
Lindsay A. Rosenwald, M.D.
Executive Chairman, Chief Executive Officer and President

April 5, 2024

Bay Harbor Islands, FL

FORTRESS BIOTECH, INC.

1111 Kane Concourse Suite 301

Bay Harbor Islands, FL 33154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Will be Conducted Virtually

To facilitate greater shareholder access, Fortress is hosting a completely virtual Annual Meeting. You may attend the webcast of the meeting via the internet on Thursday, May 23, 2024 at 10:00 a.m. ET, at www.virtualshareholdermeeting.com/fbio2024 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted on www.virtualshareholdermeeting.com/fbio2024. You will be able to vote your shares by following the instructions on the website and ask questions by using the question box on the virtual meeting platform. At the meeting, stockholders will consider and act on the following items:

1.	The election of eight directors for a term of one year;
2.	The ratification of the Company’s appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024;
3.	The amendment of the Company’s 2013 Stock Incentive Plan, as amended, to increase the number of shares of the Company’s common stock issuable thereunder by 10,000,000 and increase the annual share limit for participants pursuant to grants of stock options and stock appreciation rights;
4.	The amendment of the Company’s 2012 Employee Stock Purchase Plan, as amended, to increase the number of shares of the Company’s common stock issuable thereunder by 1,000,000 and increase the number of shares eligible for purchase during an “Offering”;
5.	The amendment of the Company’s Amended and Restated Long Term Incentive Plan to extend the term of the plan to July 15, 2035 and make certain related changes; and
6.	The transaction of any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Only those stockholders of record as of the close of business on March 27, 2024 are entitled to vote at the Annual Meeting or any postponements or adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for your inspection 10 days preceding our Annual Meeting, at our offices located at 1111 Kane Concourse Suite 301 Bay Harbor Islands, FL 33154, between the hours of 10:00 a.m. and 5:00 p.m. ET, each business day, or if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which was mailed on or about April 5, 2024. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the year ended December 31, 2023 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on the “Important Notice Regarding the Availability of Proxy Materials.”

If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.

Submitting your proxy does not affect your right to vote virtually if you decide to attend the Annual Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting.

You may revoke your proxy at any time before it is voted at the Annual Meeting by (i) delivering written notice to our General Counsel and Corporate Secretary, Sam Berry, at our address above, (ii) submitting a later dated proxy card, (iii) voting again via the Internet as described in the “Important Notice Regarding the Availability of Proxy Materials,” or (iv) attending the Annual Meeting and voting virtually. No revocation under (i) or (ii) will be effective unless written notice or the proxy card is received by our Corporate Secretary at or before the Annual Meeting.

When you submit your proxy, you authorize Lindsay A. Rosenwald, M.D. and David Jin to vote your shares at the Annual Meeting and on any adjournments of the Annual Meeting in accordance with your instructions.

By Order of the Board of Directors,

/s/ Sam Berry
Sam Berry
General Counsel and Corporate Secretary

April 5, 2024

Bay Harbor Islands, FL

FORTRESS BIOTECH, INC.

1111 Kane Concourse Suite 301

Bay Harbor Islands, FL

Phone: (781) 652-4500

Fax: (781) 459-7788

PROXY STATEMENT

This proxy statement is being made available via internet access, beginning on or about April 5, 2024, to the owners of shares of common stock of Fortress Biotech, Inc. (the “Company,” “our,” “we,” or “Fortress”) as of March 27, 2024, in connection with the solicitation of proxies by our Board of Directors for our 2024 Annual Meeting of Stockholders (the “Annual Meeting”). On or about April 5, 2024, we sent an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders. If you received this notice by mail, you will not automatically receive by mail our proxy statement and annual report to stockholders for the year ended December 31, 2023. If you would like to receive a printed copy of our proxy statement, annual report and proxy card, please follow the instructions for requesting such materials in the notice. Upon request, we will promptly mail you paper copies of such materials free of charge.

The Annual Meeting will be held by live webcast on Thursday, May 23, 2024 at 10:00 a.m. ET. You may access the meeting via the internet at www.virtualshareholdermeeting.com/fbio2024 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection from wherever you intend to participate in the Annual Meeting. Our Board of Directors encourages you to read this document thoroughly and take this opportunity to vote, via proxy, on the matters to be decided at the Annual Meeting. As discussed below, you may revoke your proxy at any time before your shares are voted at the Annual Meeting.

QUESTIONS AND ANSWERS		1

Q.	Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?	1

Q.	When is the Annual Meeting?	1

Q.	Where will the Annual Meeting be held?	1

Q.	What is the purpose of the Annual Meeting?	1

Q.	How many votes do I have?	1

Q.	Who is entitled to vote at our Annual Meeting?	2

Q.	How do I vote?	2

Q:	What if I have technical difficulties or trouble accessing the virtual Annual Meeting?	3

Q.	What is a proxy?	3

Q.	How will my shares be voted if I vote by proxy?	3

Q.	Can I change my vote after I return my proxy card?	4

Q.	Is my vote confidential?	4

Q.	How are votes counted?	4

Q.	What is the effect of abstentions or broker non-votes?	4

Q.	What constitutes a quorum at the Annual Meeting?	5

Q.	What vote is required to elect our directors for a one-year term?	5

Q.	What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024?	5

Q.	What vote is required to amend the Company’s 2013 Plan to increase the number of shares of the Company’s common stock issuable thereunder and increase the annual share limit for participants pursuant to grants of stock options and stock appreciation rights?	5

Q.	What vote is required to amend the Company’s ESPP to increase the number of shares of the Company’s Common Stock issuable thereunder and increase the number of shares eligible for purchase during an “Offering”?	5

Q.	What vote is required to amend the Company’s LTIP?	5

Q.	What percentage of our outstanding common stock do our directors and executive officers own?	6

Q.	How can I find out the results of the voting of the Annual Meeting?	6

Q.	Who was our independent public accountant for the year ending December 31, 2023? Will they be represented at the Annual Meeting?	6

Q.	Who is paying for this proxy solicitation?	6

Q.	How can I obtain a copy of our annual report on Form 10-K?	6

CORPORATE GOVERNANCE		6

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS		14

REPORT OF THE AUDIT COMMITTEE		16

OUR EXECUTIVE OFFICERS		17

EXECUTIVE COMPENSATION		18

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END		21

EQUITY COMPENSATION PLAN INFORMATION		23

PAY VERSUS PERFORMANCE		23

DIRECTOR COMPENSATION		23

DELINQUENT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTS		27

RELATED-PERSON TRANSACTIONS		27

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS		33

PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES		34

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		35

PROPOSAL THREE: AMENDMENT TO THE COMPANY’S 2013 STOCK INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER AND INCREASE THE ANNUAL SHARE LIMIT FOR PARTICIPANTS PURSUANT TO GRANTS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS		36

PROPOSAL FOUR: AMENDMENT TO THE COMPANY’S 2012 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER AND INCREASE THE NUMBER OF SHARES ELIGIBLE FOR PURCHASE DURING AN “OFFERING”		43

IVE
PROPOSAL FIVE: AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED LONG TERM INCENTIVE PLAN TO EXTEND THE TERM OF THE PLAN TO JULY 15, 2035 AND TO MAKE CERTAIN RELATED CHANGES	47

QUESTIONS AND ANSWERS

Q.Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

A.	In accordance with Securities and Exchange Commission (the “SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the internet and submit your vote via the internet.

Q.When is the Annual Meeting?

A.The Annual Meeting will be held at 10:00 a.m., ET, on Thursday, May 23, 2024.

Q.Where will the Annual Meeting be held?

A.	The Annual Meeting will be held virtually by means of a live webcast, as further described herein, which can be accessed at www.virtualshareholdermeeting.com/fbio2024 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card.

Q.What is the purpose of the Annual Meeting?

A.	At the Annual Meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting of Stockholders accompanying this proxy statement, including (i) electing eight directors for a term of one year, (ii) ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024, (iii) amending the Company’s 2013 Stock Incentive Plan, as amended (the “2013 Plan”), to increase the number of shares of the Company’s common stock issuable thereunder by 10,000,000 shares and increase the annual share limit for participants pursuant to grants of stock options and stock appreciation rights, (iv) amending the Company’s 2012 Employee Stock Purchase Plan, as amended (the “ESPP”), to increase the number of shares of the Company’s common stock issuable thereunder by 1,000,000 shares and increase the number of shares eligible for purchase during an “Offering”; (v) amending the Company’s Amended and Restated Long Term Incentive Plan (“LTIP”) to extend the term of the plan to July 15, 2035 and to make certain related changes; and (vi) transacting any other business that may properly come before the Annual Meeting or any adjournment thereof.

Q.How many votes do I have?

A.	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

Q.Who is entitled to vote at our Annual Meeting?

A.	Only stockholders of record at the close of business on March 27, 2024, which we refer to as the Record Date, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had 19,234,526 shares of common stock outstanding. Throughout this proxy statement, common stock share, per share, and stock award information have been revised for all periods presented to give effect to the one-for-fifteen reverse stock split effected in October 2023. Each share of common stock entitles its holder to one vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting, may be examined at our offices located at 1111 Kane Concourse Suite 301 Bay Harbor Islands, FL 33154, between the hours of 10:00 a.m. and 5:00 p.m., ET, each business day, beginning 10 days preceding the Annual Meeting, or if we determine that a physical in-person inspection is not practicable, such list of stockholders may be made available electronically, upon request.
●	Stockholders of Record: Shares Registered in Your Name. If on the Record Date your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you are a stockholder of record. As a stockholder of record, you may vote live during the Annual Meeting or vote by proxy. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/fbio2024 and use their 16-digit Control Number provided in the Internet Notice to log in to this website. We encourage stockholders to log in to this website and access the webcast before the Annual Meeting’s start time. Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/fbio2024. Please note you will only be able to attend and vote in the meeting using this website. All references to attending the Annual Meeting “in person” in this proxy statement mean attending the live webcast at the Annual Meeting. Whether or not you plan to participate live during the Annual Meeting, we urge you to vote either by mail (if you requested a printed copy of these proxy materials to be mailed to you), via the internet or by telephone, as described in greater detail below, to ensure your vote is counted.
●	Beneficial Owner: Shares Registered in the Name of a Broker, Bank, Custodian or Other Nominee. If on the Record Date your shares were held in an account at a brokerage firm, bank, custodian or other nominee, then you are a beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, custodian or other nominee on how to vote the shares in your account. You are also invited to participate live in the Annual Meeting. To do so, you will need to follow the instructions provided by the bank, brokerage firm or other nominee that holds their shares.

Q.How do I vote?

A.

You may vote during the Annual Meeting by following the instructions posted at www.proxyvote.com and entering your 16-digit control number included with the Internet Notice or proxy card, by use of a proxy card if you receive a printed copy of our proxy materials, or via Internet or by mobile device as indicated in the proxy card or Internet Notice.

Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

●	By Internet — If you have Internet access, you may authorize your proxy from any location in the world as directed in our “Important Notice Regarding the Availability of Proxy Materials.”

●	By Telephone — If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

●	By Mail — If you requested a printed copy of these proxy materials to be mailed to you, you may authorize your proxy by signing your proxy card and mailing it in the enclosed postage-prepaid and addressed envelope provided. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

You may also vote live during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/fbio2024 and entering your 16-digit control number included with the Notice of Internet Availability. If you choose to vote during the Annual Meeting, the virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong internet connection from wherever you intend to participate in the Annual Meeting.

Q:What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

A.	Our virtual platform provider will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number located on the meeting page.

Q.What is a proxy?

A.	A proxy is a person you appoint to vote your shares on your behalf. If you are unable to attend the Annual Meeting, our Board of Directors is seeking your appointment of a proxy so that your shares may be voted. If you vote by proxy, you will be designating Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President, and David Jin, our Chief Financial Officer, or either of them, as your proxies. In such event, Dr. Rosenwald and/or Mr. Jin may act on your behalf and have the authority to appoint a substitute to act as your proxy.

Q.How will my shares be voted if I vote by proxy?

A.	Your proxy will be voted according to the instructions you provide. If you complete and submit your proxy but do not otherwise provide instructions on how to vote your shares, your shares will be voted (i) “FOR” the individuals nominated to serve as members of our Board of Directors, (ii) “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024, (iii) “FOR” the amendment to the Company’s 2013 Plan to increase the shares issuable thereunder and increase the annual share limit for participants pursuant to grants of stock options and stock appreciation rights, (iv) “FOR” the amendment to the Company’s ESPP to increase the shares issuable thereunder and increase the number of shares eligible for purchase during an “Offering”, and (v) “FOR” the amendment to the Company’s LTIP to extend the term of the plan to July 15, 2035 and to make certain related changes. Presently, our Board does not know of any other matter that may come before the Annual Meeting. However, your proxies are authorized to vote on your behalf, using their discretion, on any other business that properly comes before the Annual Meeting.

Q.Can I change my vote after I return my proxy card?

A.	Yes. You may revoke your proxy at any time before the final vote at the Annual Meeting in accordance with the following instructions:

If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may send a written notice that you are revoking your proxy to our General Counsel and Corporate Secretary, Sam Berry, at our address above (so long as we receive such notice no later than the close of business on the day before the Annual Meeting);
●	You may submit a later-dated proxy card or vote again via the Internet or by telephone as described in the “Important Notice Regarding the Availability of Proxy Materials;” or
●	You may attend the virtual Annual Meeting and notify the election officials at the Annual Meeting that you wish to revoke your proxy and vote live during the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/fbio2024. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, custodian or other nominee, you should follow the instructions provided by such broker, bank, custodian or other nominee.

Q.Is my vote confidential?

A.	Yes. All votes remain confidential.

Q.How are votes counted?

A.	Before the Annual Meeting, our Board of Directors will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

Q.What is the effect of abstentions or broker non-votes?

A.

Abstentions will be treated as present for purposes of determining the existence of a quorum at the Annual Meeting. They will be considered as votes “against” any matter for which the minimum required vote for approval of that matter is (i) the affirmative vote of the majority of all outstanding shares or (ii) the affirmative vote of the majority of the shares presented or represented at the meeting. They will not be considered as votes “for” or “against” any matter for which the minimum required vote for approval of that matter is the affirmative vote of a majority of the votes cast. Broker non-votes occur when shares are held indirectly through a broker, bank or other nominee or intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy, but does not cast a vote on a matter because the broker has not received voting instructions from the beneficial owner, and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Pursuant to the New York Stock Exchange (“NYSE”), which governs brokers’ use of discretionary authority, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner.

Only the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024 is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules, so your broker, bank or other nominee cannot vote your shares on any of these other proposals unless you provide to your broker, bank, or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, which is a “broker non-vote.”

Q.What constitutes a quorum at the Annual Meeting?

A.	In accordance with Delaware law (the law under which we are incorporated) and our Third Amended and Restated Bylaws, the presence at the Annual Meeting, by proxy or virtually in person, of the holders of a majority of the outstanding shares of the capital stock entitled to vote at the Annual Meeting constitutes a quorum, thereby permitting the stockholders to conduct business at the Annual Meeting. Abstentions, votes withheld, and shares held by brokers that are voted on any matter will be included in the calculation of the number of shares considered present at the Annual Meeting for purposes of determining the existence of a quorum. Broker-held shares that are not voted on any matter will not be included in determining whether a quorum is present.

If a quorum is not present at the Annual Meeting, then the Chairman shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting by our Board, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the originally called Annual Meeting.

Q.What vote is required to elect our directors for a one-year term?

A.	The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting is required for the election of each of the nominees for director. Abstentions and broker or non-votes will have the same effect as a negative vote.
Q.	What vote is required to ratify KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024?
A.	The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting is required to approve the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions will have the same effect as a negative vote. Because the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2024 is a “routine” proposal where brokers have discretionary authority to vote in the absence of instructions, we do not expect any broker non-votes.
Q.

What vote is required to amend the Company’s 2013 Plan to increase the number of shares of the Company’s common stock issuable thereunder and increase the annual share limit for participants pursuant to grants of stock options and stock appreciation rights?

A.	The affirmative vote of a majority of the votes cast at the Annual Meeting is required to amend the Company’s 2013 Plan to increase the number of authorized shares of common stock issuable thereunder. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal.
Q.

What vote is required to amend the Company’s ESPP to increase the number of shares of the Company’s Common Stock issuable thereunder and increase the number of shares eligible for purchase during an “Offering”?

A.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to amend the Company’s ESPP to increase the number of shares of common stock issuable thereunder. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal.

Q.	What vote is required to amend the Company’s LTIP?

A.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to amend the Company’s LTIP to extend the term of the plan to July 15, 2035 and to make certain related changes. Abstentions and broker non-votes are not treated as votes cast, and therefore will have no effect on the outcome of the vote on this proposal.

Q.What percentage of our outstanding common stock do our directors and executive officers own?

A.	As of March 27, 2024, our directors and executive officers owned, or have the right to acquire, approximately 33.4% of our outstanding common stock. See the discussion under the heading “Stock Ownership of Our Directors, Executive Officers, and 5% Beneficial Owners” on page 30 for more details.
Q.	How can I find out the results of the voting of the Annual Meeting?
A.	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Form 8-K filed with the SEC, within four business days of the Annual Meeting.
Q.	Who was our independent public accountant for the year ending December 31, 2023? Will they be represented at the Annual Meeting?
A.	KPMG LLP was our independent public accountant for the year ended December 31, 2023 and we expect a representative of KPMG LLP to be present virtually at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.
Q.	Who is paying for this proxy solicitation?
A.	We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities and also by our proxy solicitation firm who we have retained for that purpose.
Q.	How can I obtain a copy of our annual report on Form 10-K?
A.	We have filed our annual report on Form 10-K for the year ended December 31, 2023, with the SEC. The annual report on Form 10-K is also available on the website referred to in the Internet Notice, in the “Investors” section of our website at www.fortressbiotech.com, and on the website of the SEC at www.sec.gov. You may obtain, free of charge, a copy of our annual report on Form 10-K, including financial statements and exhibits, by writing to our General Counsel and Corporate Secretary, Sam Berry, or by email at info@fortressbiotech.com. Upon request, we will also furnish any exhibits to the annual report on Form 10-K as filed with the SEC.

CORPORATE GOVERNANCE

Our Board of Directors

Our Third Amended and Restated Bylaws provide that the Board shall consist of no less than one (1) and no more than nine (9) members, as determined from time to time by resolution of the Board. Currently, our Board consists of nine (9) members (including our eight director nominees, and one of our directors, Dr. Rowinsky, who currently serves on the board but will not stand for reelection). On March 14, 2024, the Nominating and Governance Committee approved a decrease in the number of directors from nine to eight, effective upon expiration of Dr. Rowinsky’s term on the date of the

Annual Meeting. The following individuals are being nominated to serve on our Board (See “Proposal 1 — Election of Directors; Nominees”):

Name of Director Nominee	Age	Title	Director Since
Lindsay A. Rosenwald, M.D.	68	Chairman, President and Chief Executive Officer	October 2009
Jimmie Harvey, Jr., M.D.	72	Director	December 2008
Malcolm Hoenlein	80	Director	February 2014
Dov Klein, CPA	72	Director	July 2015
J. Jay Lobell	61	Director	June 2006
Kevin L. Lorenz, J.D.	59	Director	August 2019
Lucy Lu, M.D.	49	Director	December 2022
Michael S. Weiss	58	Director and Executive Vice Chairman, Strategic Development	December 2013

The Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Executive Chairman, as the Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board has determined that having a director who is an executive officer serve as the Chairman is in the best interest of the Company’s stockholders at this time.

We have a risk management program overseen by Lindsay A. Rosenwald, M.D., our Executive Chairman, Chief Executive Officer and President and the Board. Dr. Rosenwald and management identify material risks and prioritize them for our Board. Our Board regularly reviews information regarding our credit, liquidity, operations, and compliance as well as the risks associated with each.

The following biographies set forth the names of our directors and director nominees, their ages, the year in which they first became directors, their positions with us, their principal occupations and employers for at least the past five years, any other directorships held by them during the past five years in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), or any company registered as an investment company under the Investment Company Act of 1940, as well as additional information, all of which we believe sets forth each director nominee’s qualifications to serve on the Board. There is no family relationship between and among any of our executive officers or directors. There are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any of them are elected as an officer or director, except as disclosed below.

Fortress adheres to the corporate governance standards adopted by The Nasdaq Stock Market LLC (“Nasdaq”). Nasdaq rules require our Board to make an affirmative determination as to the independence of each director. Consistent with these rules, our Board completed its annual review of director independence on March 28, 2024. During the review, our Board considered relationships and transactions during 2023 and during the past three fiscal years between each director or any member of his or her immediate family, on the one hand, and the Company and our partner companies and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our Board determined that Dr. Harvey and Messrs. Hoenlein, Klein, Lobell, and Lorenz are independent under the criteria established by Nasdaq and our Board.

Director Nominees

Lindsay A. Rosenwald, M.D., 68, has served as a member of the Company’s Board of Directors since October 2009 and as Chairman, President and Chief Executive Officer of the Company since December 2013. Dr. Rosenwald also currently serves as a member of the board of directors of Fortress partner companies Avenue Therapeutics, Inc. (Nasdaq: ATXI), Checkpoint Therapeutics, Inc. (Nasdaq: CKPT), Mustang Bio, Inc. (Nasdaq: MBIO) and Journey Medical Corporation (Nasdaq: DERM). He also serves as a member of the board of directors for Aevitas Therapeutics, Inc., Baergic Bio, Inc., Cellvation, Inc., Cyprium Therapeutics, Inc., Helocyte, Inc., Oncogenuity, Inc., and Urica Therapeutics, Inc. From 1991 to 2008, Dr. Rosenwald served as the Chairman of Paramount BioCapital, Inc. Over the past 30 years, Dr. Rosenwald has acted as a biotechnology entrepreneur and has been involved in the founding, recapitalization and sale of numerous public and private biotechnology and life sciences companies. He received his B.S. in finance from Pennsylvania State University and his M.D. from Temple University School of Medicine.

Jimmie Harvey, Jr., M.D., 72, has served as a member of the Board of Directors since December 2008. In 1984, Dr. Harvey founded Birmingham Hematology and Oncology Associates, L.L.C. (now Alabama Oncology, L.L.C.), a private medical company located in Birmingham, Alabama. Dr. Harvey served as President of Alabama Oncology, LLC until 2020. Dr. Harvey has experience in clinical trial execution and management and was a principal investigator in two trials, one investigating a novel monoclonal antibody and the other investigating a small molecule used to treat immunologic malignancies. Dr. Harvey holds a B.A. in chemistry from Emory University and received his M.D. from Emory University School of Medicine. Dr. Harvey completed his medical oncology training at the Vincent T. Lombardi Cancer Center at Georgetown University. Based on Dr. Harvey’s medical background, including his oncology expertise, the Board of Directors believes that Dr. Harvey has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Malcolm Hoenlein, 80, has served as a member of the Board of Directors since February 2014. From 1986 to 2021, Mr. Hoenlein served as Executive Vice Chairman of the Conference of Presidents of Major American Jewish Organizations, the coordinating body on international and national concerns for 51 national American Jewish organizations and since 2021 continues as Vice Chairman Emeritus. Previously, he served as the founding Executive Director of the Jewish Community Relations Council of Greater New York. Prior to that, he was the founding Executive Director of the New York Conference on Soviet Jewry. A National Defense Fellow at the Near East Center of the University of Pennsylvania, Mr. Hoenlein taught International Relations in the Political Science Department and served as a Middle East specialist at the Foreign Policy Research Institute. In addition, he served on the editorial staff of ORBIS, the Journal of World Affairs. He serves currently as a director of Nanox Imaging Plc. and Bonus BioGroup. He previously served as a director for DarioHealth Corp, WellSense Technology, Delek Oil, Eco-Fusion North America, Inc., Powermat USA, and Bank Leumi USA. Mr. Hoenlein has a B.A. in Political Science from Temple University and an M.A. in International Relations from the University of Pennsylvania, as well as an Hon. LL.D. from Touro College, an Hon. D.H.L. from Yeshiva University, an Hon. D.H.L. from Temple University and an Hon. D.H.L. from Bar Ilan University. Based on Mr. Hoenlein’s demonstrated sound business judgment and leadership and management experience, the Board of Directors believes that Mr. Hoenlein has the appropriate set of skills to serve as a member of the Board in light of the Company’s business and structure.

Dov Klein, CPA, 72, has served as a member of the Board of Directors since July 2015. From January 2016 through December 31, 2020, Mr. Klein was an audit partner at Marks Paneth LLP, a certified public accounting and consulting firm. Effective January 1, 2021, Mr. Klein is a retired partner of Marks Paneth LLP. Prior to 2016, Mr. Klein was an audit partner at RSSM CPA LLP, a certified public accounting and strategic advisory firm, which he joined in 2001. His practice focused on audits and reviews and compilation of financial statements for clients in various industries. Mr. Klein has also consulted on matters in litigation and conducted financial due diligence in mergers and acquisitions as well as business planning for growing businesses. Mr. Klein has been a certified public accountant since 1978 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. Mr. Klein received his BSc in Accounting from Brooklyn College, The City University of New York.

J. Jay Lobell, 61, has served as a member of the Board of Directors since June 2006. Mr. Lobell is President of GMF Capital, LLC which he co-founded in January 2016. Mr. Lobell was also a founder of Beech Street Capital, LLC, a real estate lending company, serving as its Vice Chairman from December 2009 until the company’s sale to Capital One Financial Corporation in November 2013. From January 2005 to December 2009, Mr. Lobell served as President and Chief Operating Officer of Paramount Biosciences, LLC, or PBS, a private biotechnology investment and development company. In that capacity, he had substantial responsibility for the assembly and oversight of companies PBS founded and incubated, including the Company. Mr. Lobell currently serves on the board of directors of several private companies, including Sava Senior Care, where he has served since September 2013, Tender Touch Rehabilitation Services, where he has served since October 2014, and Pardes Biosciences, where he has served since January 2021. Mr. Lobell was a partner in the law firm Covington & Burling LLP from October 1996 through January 2005, where he advised companies and individuals as a member of the firm’s securities litigation and white collar defense practice group. Mr. Lobell received his B.A. (summa cum laude, Phi Beta Kappa) from The City University of New York and his J.D. from Yale Law School, where he was senior editor of The Yale Law Journal.

Kevin L. Lorenz, J.D., 59, has served as a member of the Board of Directors since August 2019. Mr. Lorenz has over 25 years of experience guiding and implementing investment strategies across public and private companies. Since 2021, Mr. Lorenz has served as a Director at Adventus Capital Partners. Since 2015, Mr. Lorenz has been Chief Investment Officer, Senior Vice President, Treasury & Private Investments at the Katz Group in the family office of Daryl Katz, which has operations in sports and entertainment, real estate, and public and private investments. Mr. Lorenz works directly with the principal of the Katz Group to oversee the design, implementation, and monitoring of the overall investment strategy for public and private passive investments. Prior to joining the Katz Group, Mr. Lorenz was Director, Ultra High Net Worth (“UHNW”) Private Client Business at Credit Suisse Securities, LLC from 2009 - 2015, where he was selected to expand Credit Suisse’s UHNW private client business into Canada. From 2004 to 2009, Mr. Lorenz was the Director, UHNW Management Group at UBS Financial Services, Inc., where he was a key contributor to the formation and development of the company’s first dedicated UBS UHNW office. Earlier in his career, he held positions of increasing responsibility at Merrill Lynch Pierce Fenner & Smith, Inc. and the Office of the Comptroller of the Currency, an independent bureau within the U.S. Department of the Treasury that charters, regulates and supervises all national banks and thrift institutions. Mr. Lorenz holds a J.D. from George Mason University Antonin Scalia Law School, an M.B.A. from Benedictine University and a B.S. in economics from Illinois State University.

Lucy Lu, M.D., 49, served as the Executive Vice President and Chief Financial Officer of the Company from February 2012 to June 2017 and the President and Chief Executive Officer of Avenue Therapeutics, Inc. (Nasdaq: ATXI) from July 2017 until March 2022. Prior to working in the biotech industry, Dr. Lu had 10 years of experience in healthcare-related equity research and investment banking. Additionally, Dr. Lu has served as a member of the Board of Directors of Veru, Inc. where she is the Chair of the Audit Committee and serves on the Compensation Committee, since 2021, a position she also held from 2016 to 2018, and has served as a member of the Board of Directors of Iventiva S.A. since 2018. From February 2007 through January 2012, Dr. Lu was a senior biotechnology equity analyst with Citigroup Investment Research. From 2004 until joining Citigroup, she was with First Albany Capital, serving as Vice President from April 2004 until becoming a Principal of the firm in February 2006. Dr. Lu holds an M.D. degree from the New York University School of Medicine and an M.B.A. from the Leonard N. Stern School of Business at New York University. Dr. Lu obtained a B.A. from the University of Tennessee’s College of Arts and Science.

Michael S. Weiss, 58, has served as our Executive Vice Chairman, Strategic Development since February 2014. He currently serves as a member of the board of directors of several of our partner companies, including Checkpoint Therapeutics, Inc. (Nasdaq: CKPT) and Mustang Bio, Inc. (Nasdaq: MBIO). Mr. Weiss is currently the Executive Chairman of Mustang Bio, Inc. and the Chairman of the Board of Directors of Checkpoint Therapeutics, Inc. From March 2015 until February 2019, Mr. Weiss served on the board of Avenue Therapeutics, Inc. (Nasdaq: ATXI). From March 2015 until April 2017, Mr. Weiss served as interim CEO of Mustang Bio, Inc. From August 2015 to October 2015, Mr. Weiss served as Interim CEO of Checkpoint Therapeutics, Inc. Since December 2011, Mr. Weiss has served in multiple capacities at TG Therapeutics, Inc., a related party, and is currently its Executive Chairman, Chief Executive Officer and President. In 1999, Mr. Weiss founded Access Oncology which was later acquired by Keryx Biopharmaceuticals (Nasdaq: KERX) in 2004. Following the merger, Mr. Weiss remained as CEO of Keryx. He began his professional career as a lawyer with Cravath, Swaine & Moore LLP. Mr. Weiss earned his B.S. in Finance from The University of Albany and his J.D. from Columbia Law School.

During 2023, our Board held 8 meetings. During 2023, each incumbent director who served his or her full term and is standing for election attended 84% of the meetings of the Board of Directors and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our Board of Directors are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, descriptions of which are set forth in more detail below. Our directors are expected to attend each Annual Meeting of Stockholders, and it is our expectation that all of the directors standing for election will attend this year’s Annual Meeting. Last year, six of our then-incumbent directors attended the 2023 Annual Meeting of Stockholders with the exception of Dr. Harvey and Mr. Lobell, who had to attend to other matters.

Communicating with the Board of Directors

Our Board has established a process by which stockholders can send communications to the Board. You may communicate with the Board as a group, or to specific directors, by writing to our General Counsel and Corporate Secretary, Sam Berry,

at our offices located at 1111 Kane Concourse Suite 301, Bay Harbor Islands, FL 33154. The General Counsel and Corporate Secretary will review all such correspondence and regularly forward to the Board a summary of all correspondence and copies of all correspondence that deals with the functions of the Board or committees thereof or that otherwise requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of our Board and request copies of any such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be communicated in this manner, or may be submitted on an anonymous basis via e-mail at info@fortressbiotech.com. These concerns will be immediately brought to the attention of our Audit Committee and resolved in accordance with procedures established by our Audit Committee.

Board Selection and Diversity

On August 6, 2021, the SEC approved amendments to the Listing Rules of Nasdaq related to board diversity. As described below under “Nominating Committee,” our Board considers diversity, among other factors, in considering nominations for the Board.

The table below provides certain highlights of the composition of our Board members. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of March 27, 2024)

Board Size: 9(1)
Total Number of Directors: 9(2)

Did not Disclose
	Female	Male	Non-Binary	Gender
Part I: Gender Identity:
Directors	1	8	–	–
Part II: Demographic Background
African American or Black	–	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian (other than South Asian)	1	–	–	–
South Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	–	8	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Persons with Disabilities	–	–	–	–

(1)	The Board intends to decrease the number of directors from nine to eight, effective upon the expiration of Dr. Rowinsky’s term on the date of the Annual Meeting.

(2) Includes our nine current directors, including our eight nominees for election at the Annual Meeting.

Audit Committee

The Audit Committee currently consists of Messrs. Klein (chair) and Lobell, and Dr. Harvey. During 2023, the Audit Committee held four meetings. The duties and responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee which was recently reviewed by our Audit Committee. Our Audit Committee determined that no revisions needed to be made to the charter at this time. A copy of the Charter of the Audit Committee is available on our website, located at www.fortressbiotech.com, under the Investors – Governance – Governance Documents section. Among other matters, the duties and responsibilities of the Audit Committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. Our Audit Committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The SEC and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our Board of Directors has examined the composition of our Audit Committee and the qualifications of our Audit Committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our Board of Directors has determined that each member of our Audit Committee is independent and is otherwise qualified to be a member of our Audit Committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the Audit Committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our Board has determined that Mr. Klein is an “audit committee financial expert,” as the SEC defines that term, and is an independent member of our Board of Directors and our Audit Committee. Please see Mr. Klein’s biography on page 8 for a description of his relevant experience.

The report of the Audit Committee can be found on page 16 of this proxy statement.

Compensation Committee

During 2023, the Compensation Committee took action by unanimous consent three times. The Compensation Committee currently consists of Messrs. Klein and Lobell (chair), and Dr. Harvey. The duties and responsibilities of the Compensation Committee are set forth in its charter. A copy of the charter of the Compensation Committee is available on the Company’s website, located at www.fortressbiotech.com, under the Investors — Governance — Governance Documents section. As discussed in its charter, among other things, the duties and responsibilities of the Compensation Committee include annually evaluating the performance of the Chief Executive Officer and our other executive officers, determining the overall compensation of the Chief Executive Officer and our other executive officers and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The Compensation Committee also reviews and discusses with management the Compensation Overview section of our proxy statement and reviews and approves the say on pay and frequency proposals to be periodically included in our proxy statement. The Compensation Committee applies discretion in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation philosophy. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation packages for officers other than himself. The Compensation Committee may delegate its authority to grant awards to certain employees, and within specified parameters under the Compensation Committee Charter, to a special committee consisting of one or more directors who may but need not be officers of the Company. As of the mailing of this proxy statement on or around April 5, 2024, however, the Compensation Committee had not delegated any such authority.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our Board of Directors has examined the composition of our Compensation Committee and the qualifications of our Compensation Committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our Board of Directors has determined that each member of our Compensation Committee is independent and is otherwise qualified to be a member of our Compensation Committee in accordance with such rules.

Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation can be found in the Compensation Overview beginning on page 18 of this proxy statement.

Nominating Committee

The Nominating and Corporate Governance Committee is currently composed of Messrs. Hoenlein, Klein and Lobell (chair). The functions of the Nominating and Corporate Governance Committee include, among other things:

●	making recommendations to the Board of Directors regarding the size and composition of the Board of Directors;
●	developing minimum qualifications for director candidates and evaluating such candidates in such a manner as the Nominating and Corporate Governance Committee deems appropriate;

●	except where otherwise required, selecting candidates for election to the Board of Directors and to fill any vacancies on the Board of Directors, such selected candidates to then be voted by the Board of Directors;
●	establishing procedures for the nomination process;
●	establishing and administering periodic assessment procedures relating to the performance of the Board of Directors as a whole and its individual members; and
●	making recommendations to the Board of Directors regarding corporate governance matters and practices, including formulating and periodically reviewing corporate governance guidelines to be adopted by the Board of Directors.

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for establishing the qualifications for director candidates. The Committee does not have a formal policy on Board of Directors candidate qualifications. It may consider those factors it deems appropriate in evaluating director nominees made either by the Board of Directors or stockholders, including judgment, skill, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skills relative to other Board of Directors’ members, specialized knowledge or experience, and diversity. Depending upon the current needs of the Board of Directors, certain factors may be weighed more or less heavily than others. In considering candidates for the Board of Directors, the directors evaluate the entirety of each candidate’s credentials and do not currently have any specific minimum qualifications that must be met. The directors will consider candidates from any reasonable source, including current Board of Directors’ members, stockholders, professional search firms or other persons. The directors will not evaluate candidates differently based on who made the recommendation. Our policy describing our director nomination process is included in our Nominating and Corporate Governance Committee Charter, which is available on the Company’s website, located at www.fortressbiotech.com, under the Investors — Governance — Governance Documents section. We believe that the current process in place functions effectively to select director nominees who will be valuable members of our Board of Directors. We identify potential nominees to serve as directors through a variety of business contacts, including current executive officers, directors, community leaders and stockholders. We may, to the extent appropriate, retain a professional search firm or other advisors to identify potential nominees.

We will also consider candidates recommended by stockholders for nomination to our Board. A stockholder who wishes to recommend a candidate for nomination to our Board must submit such recommendation to our General Counsel and Corporate Secretary, Sam Berry, at our offices located at 1111 Kane Concourse Suite 301, Bay Harbor Islands, FL 33154. Any recommendation must be received not less than 45 calendar days nor more than 75 calendar days before the anniversary date of the previous year’s annual meeting. All stockholder recommendations of candidates for nomination for election to our Board must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of common stock beneficially owned by the candidate, (iii) the date or dates such shares were acquired and the investment intent of such acquisition, (iv) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Exchange Act, (v) a written statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (vi) the name and address of the stockholder(s) of record making such a recommendation.

We believe that our Board as a whole should encompass a range of talent, skill, and expertise enabling it to provide sound guidance with respect to our operations and interests. Our independent directors evaluate all director candidates by reviewing their biographical information and qualifications. If the independent directors determine that a candidate is qualified to serve on our Board, such candidate is interviewed by at least one of the independent directors and our Chief Executive Officer. Other members of the Board also have an opportunity to interview qualified candidates. The independent directors then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the independent directors are considering as a potential nominee for re-election, the independent directors review and consider the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. The manner in which the independent directors evaluate a potential nominee does not differ based on whether the candidate is recommended by our directors or stockholders.

We consider the following qualifications, among others, when making a determination as to whether a person should be nominated to our Board: the independence of the director nominee; the director nominee’s character and integrity; financial literacy; level of education and business experience, including experience relating to biopharmaceutical companies; whether the director nominee has sufficient time to devote to our Board; and the director nominee’s commitment to represent the long-term interests of our stockholders. We review candidates in the context of the current composition of the Board and the evolving needs of our business. We believe that each of the current members of our Board (all of whom are director nominees other than Dr. Rowinsky who is not standing for reelection upon the expiration of his term at the Annual Meeting) has the requisite business, biopharmaceutical, financial or managerial experience to serve as a member of the Board, as described above in their biographies under the heading “Our Board of Directors.” We also believe that each of the current members of our Board has other key attributes that are important to an effective board, including integrity, high ethical standards, sound judgment, analytical skills, and the commitment to devote significant time and energy to service on the Board and its committees.

We do not have a formal policy in place with regard to diversity in considering candidates for our Board, but the Board strives to nominate candidates with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, experience and expertise to oversee our business.

Code of Business Conduct and Ethics

We have adopted the Code of Business Conduct and Ethics, or the Code, which applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. The Code includes guidelines dealing with the ethical handling of conflicts of interest, compliance with federal and state laws, financial reporting, and our proprietary information. The Code also contains procedures for dealing with and reporting violations of the Code. We have posted our Code of Business Conduct and Ethics under the Investors — Governance — Governance Documents section of the Company’s website, located at www.fortressbiotech.com. Any changes to or waivers of the Code of Ethics will be posted at that website.

Policy Prohibiting Hedging and Speculative Trading

Pursuant to our Insider Trading Policy, our officers, directors, and employees are prohibited from engaging in speculative trading, including hedging transactions or short sale transactions with respect to Company securities.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

KPMG LLP (“KPMG”) has served as the Company’s independent registered public accounting firm since September 28, 2021. We expect a representative of KPMG to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to answer your questions.

Our Board has asked the stockholders to ratify the selection of KPMG as our independent registered public accounting firm. See “Proposal Two: Ratification of Appointment of KPMG as Our Independent Registered Public Accounting Firm” on page 33 of this proxy statement. The Board has reviewed the fees described below and concluded that the payment of such fees is compatible with maintaining KPMG’s independence. All proposed engagements of KPMG, whether for audit services, audit-related services, tax services, or permissible non-audit services, were pre-approved by our Audit Committee.

Audit Fees

For the fiscal year ended December 31, 2023 we were billed approximately $3,292,500 by KPMG in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Report on Form 10-K for the 2023 fiscal year, the review of our financial statements included in our Quarterly Reports on Form 10-Q for 2023, and other services provided in connection with registration statements. In 2023, included in these fees for KPMG is $2,405,500 related to stand-alone audits and filings of certain of the Company’s partner companies and subsidiaries.

For the fiscal year ended December 31, 2022 we were billed approximately $2,672,700 by KPMG in fees for the professional services rendered in connection with the audits of our annual financial statements included in our Annual Report on Form 10-K for the 2022 fiscal year, the review of our financial statements included in our Quarterly Reports on Form 10-Q for 2022, and other services provided in connection with registration statements. In 2022, included in these fees for KPMG is $1,947,700 related to stand-alone audits and filings of certain of the Company’s partner companies and subsidiaries.

Audit-Related Fees

During the fiscal years ended December 31, 2023 and 2022, we incurred no costs from KPMG for audit-related services reasonably related to the performance of the audits and reviews for the respective fiscal years.

Tax Fees

During the fiscal years ended December 31, 2023 and 2022 we were billed approximately $31,543 and $98,530, respectively, from KPMG for fees for professional services rendered for tax compliance, tax advice, and tax planning services for certain of the Company’s partner companies.

All Other Fees

During the fiscal years ended December 31, 2023 and 2022 we incurred no costs from KPMG for other accounting fees not related directly to the audit for the respective fiscal years.

Pre-Approval of Services

Our Audit Committee has established a policy setting forth the procedures under which services provided by our independent registered public accounting firm will be pre-approved by our Audit Committee. The potential services that might be provided by our independent registered public accounting firm fall into two categories:

●	Services that are permitted, including the audit of our annual financial statements, the review of our quarterly financial statements, comfort letters, related attestations, benefit plan audits and similar audit reports, financial and other due diligence on acquisitions, and federal, state, and non-US tax services;

●	Services that may be permitted, subject to individual pre-approval, including compliance and internal-control reviews, indirect tax services such as transfer pricing and customs and duties, and forensic auditing; and
●	Services that our independent registered public accounting firm may not provide include such services as bookkeeping, certain human resources services, internal audit outsourcing, and investment or investment banking advice.

All proposed engagements of our independent registered public accounting firm, whether for audit services or permissible non-audit services, are pre-approved by the Audit Committee. We jointly prepare a schedule with our independent registered public accounting firm that outlines services which we reasonably expect we will need from our independent registered public accounting firm and categorize them according to the classifications described above. Each service identified is reviewed and approved or rejected by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

In monitoring the preparation of our financial statements, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023, to review and discuss all financial statements prior to their issuance and to discuss any and all significant accounting issues. Management and our independent registered public accounting firm advised the Audit Committee that all of the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included a discussion of the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 1301 (Communication with Audit Committees). Auditing Standard 1301 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

●	Methods used to account for significant or unusual transactions;
●	The effect of any accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
●	The process used by management to formulate sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusion regarding the reasonableness of any such estimates; and
●	Any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures necessary in the financial statements.

The Audit Committee has discussed the independence of KPMG LLP for the fiscal year ended December 31, 2023, including the written disclosures made by KPMG LLP to the Audit Committee, as required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence.” PCAOB Rule 3526 requires the independent registered public accounting firm to (i) disclose in writing all relationships that, in the independent registered public accounting firm’s professional opinion, may reasonably be thought to bear on independence, (ii) confirm their perceived independence, and (iii) engage in a discussion of independence with the Audit Committee.

Finally, the Audit Committee continues to monitor the scope and adequacy of our internal controls and other procedures, including any and all proposals for adequate staffing and for strengthening internal procedures and controls where appropriate and necessary. These measures include, without limitation, a quarterly review of related party transactions and relationships pursuant to regularly-updated reports prepared by the Company’s internal legal counsel and Chief Financial Officer.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

By the Audit Committee of the Board of Directors,

Dov Klein, CPA, Chairman

Jimmie Harvey, Jr., M.D.

J. Jay Lobell

Dated April 5, 2024

OUR EXECUTIVE OFFICERS

Executive Officers

Our current executive officers are as follows:

Name	Age	Position
Lindsay A. Rosenwald, M.D.	68	Executive Chairman, Chief Executive Officer and President
David Jin	34	Chief Financial Officer and Head of Corporate Development
Michael S. Weiss	58	Executive Vice Chairman, Strategic Development
George Avgerinos, Ph.D.	71	Senior Vice President, Biologics Operations

No executive officer is related by blood, marriage or adoption to any other director or executive officer. The biographies of Dr. Rosenwald and Mr. Weiss are presented in connection with “Corporate Governance” beginning on page 7 of this proxy statement.

David Jin, 34, has served as our Chief Financial Officer since August 2022 and our Head of Corporate Development since May 2020. He also serves as Interim Chief Operating Officer, Chief Financial Officer and Corporate Secretary at Avenue Therapeutics, Inc. (a Fortress partner company). Since August 2022, Mr. Jin has served as Treasurer of Fortress’ private subsidiaries, including Cyprium Therapeutics, Urica Therapeutics, Helocyte, and Cellvation. From March 2022 to August 2022, he served as Interim CEO at Avenue Therapeutics Inc. Prior to joining Fortress, he was a member of the Private Equity group at Barings focused on control equity and asset-based investments in pharma and biotech. Before that, he was Director of Corporate Development at Sorrento Therapeutics, and Vice President of Healthcare Investment Banking at FBR & Co. He began his career in management consulting at IMS Health (now IQVIA). Mr. Jin has a Bachelor of Science degree in Industrial Engineering & Management Sciences with a double-major in Mathematical Methods in the Social Sciences from Northwestern University.

George Avgerinos, Ph.D., 71, has served as our Senior Vice President, Biologics Operations since June 2013. Dr. Avgerinos joined us from AbbVie, Inc., where he was Vice President, HUMIRA® Manufacturing Sciences and External Partnerships. In his 22-year career at AbbVie, Inc., formerly Abbott Laboratories, formerly BASF Bioresearch Corporation (BASF), Dr. Avgerinos was responsible for many aspects of biologics development and operations. These included the HUMIRA® operations franchise, global biologics process and manufacturing sciences, biologics CMC, manufacturing operations, and third-party manufacturing. During his tenure, Dr. Avgerinos led and participated in the development of numerous clinical candidates which included the launch of HUMIRA®. He supported expansion of the supply chain to over $9.0 billion in annual global sales. Dr. Avgerinos’ efforts on HUMIRA® have been recognized with numerous awards, including the prestigious Abbott’s Chairman’s award in 2011. Dr. Avgerinos received a B.A. in Biophysics from the University of Connecticut and a Ph.D. in Biochemical Engineering from the Massachusetts Institute of Technology. Dr. Avgerinos also provides services for TG Therapeutics, Inc., a related party, pursuant to a shared services agreement as well as advising Flame Biosciences, an unrelated company.

EXECUTIVE COMPENSATION

Summary Compensation Table

As determined in accordance with SEC rules, our “named executive officers” for purposes of this proxy statement are the three individuals set forth below. The following table sets forth information concerning compensation paid by the Company and its consolidated subsidiaries to its named executive officers for services rendered to it in all capacities during the years ended December 31, 2023, and December 31, 2022. In cases where a subsidiary of the Company is subject to SEC periodic reporting requirements and a named executive officer of the Company also serves as a director or named executive officer of that subsidiary, compensation paid by the subsidiary to our named executive officers will appear both in the table below and in the SEC disclosures of the subsidiary.

Fortress Biotech, Inc. and Consolidated Subsidiaries

						Non-equity
						Incentive	All
				Stock	Option	Plan	Other
		Salary	Bonus	Awards(1)	Awards(1)	Compensation	Compensation(2)	Total
Name and principal position(s)	Year	($)	($)	($)	($)	($)	($)	($)
Lindsay A. Rosenwald, M.D.
Chairman, President and	2023	$62,665	—	$805,920	$104,000	—	$150,000	$1,122,585
Chief Executive Officer	2022(3)	62,665	—	1,053,576	—	—	150,000	1,266,242

David Jin
Chief Financial Officer and	2023	400,000	—	330,400	582,500	—	7,333	1,320,233
Head of Corporate Development	2022(3)	338,500	52,500	1,123,281	—	—	33,882	1,548,163

Michael S. Weiss
Executive Vice Chairman,	2023	62,665	—	779,994	—	—	120,000	962,659
Strategic Development	2022(3)	62,665	—	1,003,576	—	—	120,000	1,186,242

(1)	Represents the aggregate grant date fair value of equity-based awards granted by the Company and its subsidiaries, computed in accordance with FASB Accounting Standards Codification Topic 718, Stock Compensation, as modified or supplemented (“FASB ASC Topic 718”), as described in Note 13 of the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. In accordance with the terms of the LTIP (as defined below), on January 1, 2024, Dr. Rosenwald and Mr. Weiss were each awarded 216,465 shares of restricted common stock of the Company (or one percent (1%) of the total outstanding shares of the Company) for their performance in 2023. In 2023 Mr. Jin was awarded 140,000 Restricted Stock Units of the Company and 250,000 options in respect of Avenue Therapeutics, Inc. (“Avenue”) common stock for his roles as Interim Chief Operating Officer, Chief Financial Officer and Corporate Secretary of Avenue, and 250,000 options in respect of Urica Therapeutics, Inc. (“Urica”) common stock for his role as Treasurer of Urica. Additionally, Dr. Rosenwald received 17,483 restricted shares of Checkpoint Therapeutics, Inc. (“Checkpoint”) common stock, 7,246 restricted shares of Mustang Bio, Inc. (“Mustang”) common stock, and 100,000 options in respect of Avenue common stock for his role on the Board of Directors of those companies for the year ended 2023. Mr. Weiss received 17,483 restricted shares of Checkpoint common stock in his capacity as Chairman of the Board of Checkpoint, and as Executive Chairman of Mustang received 7,246 restricted shares of Mustang common stock for the year ended 2023.
(2)	All Other Compensation for 2023 for Dr. Rosenwald is comprised of $50,000 in cash fees from each of Checkpoint, Mustang, and Journey Medical Corp. (“Journey”) for his service on the Boards of Directors of those companies for the year ended 2023. All Other Compensation for 2023 for Mr. Weiss, in each case through an LLC wholly-owned by Mr. Weiss, is comprised of $60,000 cash fees received for his service as Chairman of the Board of Checkpoint, and $60,000 in cash fees received for his service as Chairman of the Board and Executive Chairman of Mustang. All Other Compensation for 2023 for Mr. Jin is comprised of Company matching 401(k) contributions of approximately $7,000.
(3)	The amounts reported in this table for 2022 reflect (a) the addition of $170,138, $70,281 and $99,938 for Messrs. Rosenwald, Jin and Weiss, respectively, in respect of stock awards granted by our subsidiaries and accidentally omitted from our disclosure (but which, in the case of subsidiaries that were subject to SEC reporting requirements, were reported in the 2022 compensation disclosures of those subsidiaries); and (b) the subtraction of $775,123 reported for Dr. Rosenwald as “All Other Compensation” in 2022 in respect of the vesting of 91,625 shares of common stock of the Company, which was not required to be so reported because those shares had already been reported as “Stock Awards” in the year of grant.

Summary of Material Components of Compensation Program

The Company believes in providing to its executive management team a competitive total compensation package featuring a combination of elements. The executive compensation programs are designed to achieve the following objectives:

●	reward performance;
●	attract, motivate and retain executives of outstanding ability and potential; and
●	ensure that executive compensation is rationally related to building stockholder value.

The Board of Directors believes that the Company’s executive compensation programs should include short- and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations.

Base Salaries

Base salaries for the Company’s executives are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, and experience. While other of the Company’s executives are paid salaries typical within the industry for persons of their experience and expertise, Dr. Rosenwald and Mr. Weiss have elected to largely forego the payment of salary from the Company.

Annual Discretionary Bonuses

In addition to the payment of base salaries, the Company believes that discretionary bonuses can play an important role in providing appropriate incentives to its executives to achieve the Company’s strategic objectives. However, for 2023, no annual bonuses were paid to our executive officers.

Amended and Restated Long Term Incentive Plan

The Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan (the “LTIP”) is designed to compensate Dr. Rosenwald and Mr. Weiss based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of the Company and to share the success and risks of the Company based upon achievement of business goals. Eligible participants include Dr. Rosenwald, Mr. Weiss, or any limited liability company or limited partnership owned and controlled by Dr. Rosenwald or Mr. Weiss, provided such entity has a bona fide service provider relationship with the Company (“Eligible Entities” and together with Dr. Rosenwald and Mr. Weiss, the “LTIP Participants”).

On January 1 of each year, the LTIP entitles the Company to grant restricted shares of common stock of the Company to each of the LTIP Participants equal to up to one percent (1%) of the total outstanding shares of common stock of the Company, such actual amount to be based upon the achievement of the goals and objectives of each individual as set by the Compensation Committee for the preceding year. In the case of the LTIP Participants, such goals and objectives include, among other things, the Company’s in-licensing of new medical technologies of substantial promise, operational and cash management, the Company’s issuance of new debt securities, the Company’s achievement of developmental, regulatory and clinical milestones in respect of its in-licensed technologies, the recruitment and retention of personnel, share price performance, trading volume of the Company’s public securities, and the overall positioning of the Company within its relevant market.

Restricted shares granted under the LTIP are subject to repurchase by the Company until both of the following conditions are met: (i) the Company achieves a specified market capitalization milestone, and (ii) the employee is either in the service of the Company as an employee or as a Board member (or both) on the tenth anniversary of the LTIP, or the eligible employee has had an involuntary separation from service (as defined in the LTIP). The Company’s repurchase option on such shares will also lapse upon the occurrence of a corporate transaction (as defined in the LTIP) if the eligible employee is in service on the date of the corporate transaction.

In addition, pursuant to the LTIP, upon the formation of each new subsidiary of the Company, the LTIP Participants are to each receive five percent (5%) of the total outstanding shares of common stock of the subsidiary.

Retirement Plans

We maintain a tax-qualified retirement plan (the “401(k)”) plan for eligible employees, including our named executive officers. Eligible employees may make voluntary contributions from their eligible pay and may defer up to 86% of their annual compensation, up to certain limitations imposed by the Internal Revenue Code of 1986, as amended. We match employee contributions in an amount equal to 100% of 4% of the employee’s eligible compensation. All such employee contributions and matching contributions are immediately and fully vested.

Equity Incentive Compensation

The Company believes that by providing its executives the opportunity to increase their ownership of Company stock, the interests of its executives will be more closely aligned with the best interests of the Company’s stockholders, encouraging long-term performance. The stock awards enable the executive officers to participate in the appreciation of the value of the Company’s stock, while personally participating in the risks of business setbacks. The Company grants equity awards to its executives pursuant to the 2013 Plan.

While the Company has awarded stock options to the executive officers as incentives in the past, it more recently has awarded restricted stock or restricted stock units (“RSUs”) to its executives. These RSU or restricted stock awards generally vest in equal annual installments over a period of several years. Several of the Company’s subsidiaries also periodically grant awards of stock options, restricted stock or RSUs to executive officers of the Company in respect of their service as officers or directors of those subsidiaries.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information regarding outstanding equity awards held by the Company’s named executive officers, in securities of the Company and its subsidiaries, as of December 31, 2023.

Equity
Incentive
Plan
	Number of							Market		Equity		Awards:
	Securities	Number of	Weighted			Number of		Value of		Incentive		Market or
	Underlying	Securities	Average			Shares or		Shares or		Plan		Payout
	Unexercised	Underlying	Option/		Option/	Units of		Units of		Awards:		Value of
	Options/	Unexercised	Warrant		Warrant	Stock That		Stock That		Number of		Unearned
	Warrant	Options	Exercise		Expiration	Have Not		Have Not		Unearned		Shares
Name	Exercisable (#)	Unexercisable (#)	Price ($)		Date	Vested (#)		Vested ($)		Shares (#)		($)
Lindsay A. Rosenwald, M.D.	1,666	100,000	$1.46	(1)	10/5/2023 - 6/30/2033	710,307	(2)	$2,129,412	(3)	—		—

Michael S. Weiss	—	—	—		—	696,062	(2)	2,047,361	(3)	351,880	(4)	1,059,159	(3)

David Jin	—	500,000	1.22	(5)	6/30/2033 - 10/10/2033	15,000	(6)	86,400	(3)	203,750	(7)	613,288	(3)

(1)	Weighted average option exercise price includes securities underlying 1,666 options in respect of Fortress and 100,000 options in respect of Avenue.
(2)	Includes 646,589 shares granted pursuant to the LTIP which are restricted stock subject to repurchase by the Company at a minimal value ($0.001 par value) unless both of the following conditions are met: (a) there is an increase in the market capitalization of the Company of at least $100,000,000 at any time following the grant date and before the 10th anniversary of the effective date of the LTIP (July 16, 2025), and (b) Dr. Rosenwald, Mr. Weiss, or any Eligible

Entities applicable to either such individual, as applicable, is either in the service of the Company July 16, 2025, or has had an involuntary separation from service from the Company before that date. The Company’s repurchase rights also lapse upon the occurrence of a corporate transaction as defined in the LTIP. For Dr. Rosenwald it also includes: 36,532 restricted shares in Checkpoint granted pursuant to annual restricted stock awards that vest on the third anniversary of the grant date; 14,245 restricted shares in Journey granted pursuant to an annual restricted stock unit award that vests on the first anniversary of the grant date; and 12,941 restricted shares in Mustang granted pursuant to annual restricted stock awards that vest on the third anniversary of the grant date. For Mr. Weiss it includes: 36,532 restricted shares in Checkpoint granted pursuant to annual restricted stock awards that vest on the third anniversary of the grant date; and 12,941 restricted shares in Mustang granted pursuant to annual restricted stock awards that vest on the third anniversary of the grant date.
(3)	Based on the closing stock price on the Nasdaq Capital Market on the last trading day of the fiscal year as applicable: Fortress $3.01; Checkpoint $2.29, Journey $5.76, and Mustang $1.35.
(4)	Pursuant to the terms of Mr. Weiss’ Restricted Stock Issuance Agreement for 131,955 shares of restricted stock of the Company, as amended on December 15, 2022, each one-third of the shares issued shall vest when the Company achieves market capitalization of two, three, and four times the market capitalization as of the date of such grant, but in no event earlier than December 19, 2024. Pursuant to the terms of Mr. Weiss’s 2014 Restricted Stock Issuance Agreement for 263,910 shares, as amended on December 15, 2017, February 7, 2020 and again on December 19, 2022: (i) 16.67% of the shares vested on February 20, 2015; (ii) 33.34% of the shares will vest on December 19, 2024; and (iii) 10% of the remainder of the aggregate amount of such shares will vest upon each closing by the Company of a corporate development transaction, provided that if any such corporate development transaction occurs prior to December 19, 2024, vesting of each such 10% of the remainder of the shares will occur on December 19, 2024, subject to Mr. Weiss’s continued employment with the Company.
(5)	Weighted average option exercise price includes securities underlying 250,000 options in respect of Avenue and 250,000 options in respect of Urica.
(6)	Pursuant to the terms of Mr. Jin’s Restricted Stock Unit Award Agreement with Journey: 5,000 Restricted Stock Units will vest annually beginning on July 21, 2023 through July 21, 2026.
(7)	Represents the unvested portion of 140,000 deferred restricted stock units granted on December 20, 2023 and 90,000 deferred restricted stock units granted on October 26, 2022. The December 2023 grant vests in monthly installments over three years and the October 2022 grant vests in monthly installments over four years. Both grants are subject to Mr. Jin’s Continuous Service through the applicable vesting dates, provided that vesting may accelerate in certain circumstances under the terms of the award.

Summary of Employment or Agreements and Arrangements

Dr. Rosenwald and Mr. Weiss

The Company has not entered into employment agreements with either of Dr. Rosenwald or Mr. Weiss. The vesting of restricted shares granted to Dr. Rosenwald, Mr. Weiss or related entities under the LTIP lapses upon the occurrence of a corporate transaction (as defined in the LTIP) if the eligible employee is in service on the date of the corporate transaction, or upon a termination of service other than a voluntary separation.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the indicated information as of December 31, 2023 with respect to our equity compensation plans of the Company:

Number of
	Number of		Securities
	Securities to be		Remaining
	Issued Upon		Available for
	Exercise of	Weighted-	Future Issuance
	Outstanding	Average Exercise	Under Equity
	Options,	Price of	Compensation
	Restricted	Outstanding	Plans (Excluding
	Stock Units,	Options,	Securities
	Warrants and	Warrants and	Reflected in
Plan Category	Rights (a)	Rights	Column(a))
Equity compensation plan approved by shareholders	1,118,184	$22.58	74,454
Equity compensation plan not approved by shareholders	—	—	—
Total	1,118,184	$22.58	74,454

Our equity compensation plans consist of the Coronado Biosciences, Inc. 2012 Employee Stock Purchase Plan, the Fortress Biotech, Inc. 2013 Stock Incentive Plan, as amended, and the Fortress Biotech, Inc. Long Term Incentive Plan, all of which were approved by our stockholders. We do not have any equity compensation plans or arrangements that have not been approved by our stockholders.

PAY VERSUS PERFORMANCE

The following table shows the past three fiscal years’ total compensation for our named executive officers as set forth in the Summary Compensation Table, the “compensation actually paid” to our named executive officers (as determined under SEC rules), our total shareholder return (“TSR”), and our net income.

SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay Versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a valuation calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as summary compensation table total compensation adjusted to (a) include the value of any pension benefit (or loss) attributed to the past fiscal year, including on account of any amendments adopted during such year; and (b) include the fair market value of equity awards as of December 31, 2023 or, if earlier, the vesting date (rather than the grant date) and factor in dividends and interest accrued with respect to such awards, if applicable. For purposes of the disclosure below, no pension valuation adjustments were required.

Year		Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)(4)	Net Income (Loss) (millions)(5)
2023		$ 1,122,585	($ 1,904,079)	$ 1,141,446	($ 216,540)	$ 6	($ 154)
2022	(6)	1,266,242	(8,744,624)	1,367,202	(7,089,225)	21	(214)
2021		2,850,119	(1,293,340)	1,309,924	(736,904)	79	(165)

(1)	Dr. Rosenwald was the Registrant’s PEO for each of the 2023, 2022 and 2021 fiscal years.
(2)	The amounts disclosed reflect the adjustments listed in the tables below to the amounts reported in the Summary Compensation Table for PEO:

Year	Less: Grant Date Value of Equity Awards	Change in Value of Awards Granted During the Current Year	Vesting date value of awards that vested during the year	Year-Over-Year Change in Fair Value of Unvested Awards	Change in Value of Awards Vesting During the Current Year	Dividends on Unvested Awards	Total Adjustments
2023	($ 909,920)	$ 823,370	$ -	($ 2,961,622)	$ 21,508	$ -	($ 3,026,664)

(3)	For the 2023 and 2022 fiscal years, our Non-PEO NEOs were: David Jin and Michael S. Weiss. For the 2021 fiscal year, our Non-PEO NEOs were: Robyn Hunter, George Avgerinos and Michael S. Weiss. The amounts disclosed reflect the adjustments listed in the table below to the amounts reported in the Summary Compensation Table for Non-PEO NEOs:

Year	Less: Grant Date Value of Equity Awards	Plus: Year-End Fair Value of Current Year Award	Vesting date value of awards that vested during the year	Year-Over-Year Change in Fair Value of Unvested Awards	Change in Value of Awards Vesting During the Current Year	Dividends on Unvested Awards	Total Adjustments
2023	$ 846,447	$ 751,409	$ 28,125	($ 2,983,546)	($ 422)	$ -	($ 1,357,987)

(4)	Calculated by dividing (A) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the share price of our common stock at the end and the beginning of the measurement period by (B) the share price of our common stock at the beginning of the measurement period.
(5)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.
(6)	2022 amounts have been revised to reflect corrections to Summary Compensation Table entries for that year, as described in footnote 3 to the Summary Compensation Table.

Analysis of the Information Presented in the Pay Versus Performance Table

Compensation Actually Paid and Net Income (Loss)

Due to the nature of our Company’s consolidated financials and primary focus on research and development of novel therapies, our company has not historically utilized net income (loss) as a performance measure for our executive compensation program.

PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s TSR over the period covering fiscal years 2021, 2022 and 2023. A large component of our executive compensation is equity-based to align compensation with performance, but also includes other appropriate incentives such as cash bonuses that are designed to incentivize our executives to achieve annual corporate goals. We believe the equity-based compensation strongly aligns our PEO and Non-PEO NEOs’ interests with those of our shareholders to maximize long-term value and encourages long-term employment.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

Non-employee directors are compensated pursuant to the Company’s Non-Employee Director Compensation Policy and each non-employee director is eligible to receive a board fee of $30,000 annually, payable quarterly. Non-employee directors may receive initial stock options, restricted stock, or restricted stock unit grant for shares of the Company’s common stock upon appointment and on an annual basis. Audit Committee members are eligible to receive a committee fee of $7,500 annually, payable quarterly, and the chair of the Audit Committee is eligible to receive an Audit Committee chair fee of $55,000 annually, payable quarterly. Compensation Committee, Nominating and Governance Committee, and Strategic Transaction Committee members are each eligible to receive a committee fee of $5,000 annually, payable quarterly, and chairs of each of those committees are eligible to receive a committee chair fee of $10,000 annually, payable quarterly.

Non-Qualified Deferred Compensation

On March 12, 2015, the Compensation Committee of the Board approved a deferred compensation plan (the “Plan”) for non-employee directors (“Participants”). The Plan is administered by the Compensation Committee and intended to be a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended.

Pursuant to the Plan, a Participant can defer all or a portion of Participant’s unearned annual fees, meeting fees and committee fees, including restricted stock and restricted stock units. Deferred cash compensation will be converted into a number of stock units, determined based upon the closing price of the Company’s common stock on the date such fees would otherwise have been payable and placed into the Participant’s deferred compensation account (“Account”). Deferred restricted stock unit grants will be converted on a share-for-share basis on the date such restricted stock units would otherwise have been payable and placed into the Participant’s Account.

On the tenth business day of January of the year following the Participant’s termination of service on the Board due to resignation, removal, failure to be re-elected or retirement, the amount of deferred compensation in the Participant’s Account will be distributed to the Participant in a lump sum payment of a number of shares of the Company’s common stock under the Plan equal to the number of whole stock units in the Account and cash in lieu of any fractional shares. Distributions from the Account may be accelerated in the event of the Participant’s death or upon a corporate transaction (as defined in the Plan).

The following table and related footnotes show the compensation paid to or accrued for the benefit of the Company’s non-employee directors in the fiscal year ended December 31, 2023.

	Fees Earned	Stock		All Other
	or Paid in	Awards(2)		Compensation		Total
Name	Cash(1)($)	($)		($)		($)
Jimmie Harvey, Jr., M.D.	$47,500	$20,065	(3)	$—		$67,565
Malcolm Hoenlein	35,000	10,032	(3)	—		45,032
Dov Klein, CPA	100,000	20,059	(4)	—		120,059
J. Jay Lobell	67,500	20,065		—		87,565
Kevin L. Lorenz, J.D.	30,000	10,032		—		40,032
Lucy Lu, M.D.	30,000	10,032		—		40,032
Eric K. Rowinsky, M.D	35,000	20,065	(3)	120,000	(5)	175,065

(1)	Represents director and committee fees earned in 2023.
(2)	Amounts listed represent the aggregate fair value amount computed as of the grant date of each award during 2023 in accordance with FASB ASC Topic 718, as described in Note 13 of the financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
(3)	In 2023, Drs. Harvey and Rowinsky, and Mr. Hoenlein elected to defer 100% of the value of their stock awards. This amount was credited to each of their deferred compensation accounts, respectively.

(4)	In 2023, Mr. Klein elected to defer 80% of the value of his stock award. This amount was credited to his deferred compensation account.
(5)	In 2023, Dr. Rowinsky received $120,000 in compensation for consulting services provided to the Company.

At December 31, 2023, the aggregate number of shares of our common stock subject to each non-employee director's outstanding option awards were as follows:  Dr. Harvey—1,666; Mr. Lobell—1,666, and Dr. Rowinsky—12,898.

DELINQUENT SECTION 16(A) BENEFICIAL OWNERSHIP REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2023, no Section 16(a) filings were untimely.

RELATED-PERSON TRANSACTIONS

Since January 1, 2022, the Company has not been a party to any transaction in which the amount involved exceeded or will exceed $120,000, and in which any of its directors, named executive officers or beneficial owners of more than 5% of the Company’s capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than as set forth herein or in our Annual Report on Form 10-K and other than compensation, termination, and change-in-control arrangements, all of which are described under — “Compensation Overview” above.

The written charter of the Audit Committee authorizes, and the Nasdaq Stock Market listing rules require, the Audit Committee to review and approve related-party transactions. In reviewing related-party transactions, the Audit Committee applies the basic standard that transactions with affiliates should be made on terms no less favorable to the Company than could have been obtained from unaffiliated parties. Therefore, the Audit Committee reviews the benefits of the transactions, terms of the transactions and the terms available from unrelated third parties, as applicable. All transactions other than compensatory arrangements between the Company and its officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Other Related Parties

The Company’s Chairman, President and Chief Executive Officer, individually and through certain trusts over which he has voting and dispositive control, beneficially owned approximately 17.2% and 10.5% of the Company’s issued and outstanding Common Stock as of December 31, 2023 and 2022, respectively. The Company’s Executive Vice Chairman, Strategic Development individually owns approximately 7.5% and 11.2% of the Company’s issued and outstanding Common Stock at December 31, 2023 and 2022, respectively.

Avenue September 2023 Private Placement

In September 2023, Avenue entered into an unwritten agreement with Fortress and Dr. Rosenwald, the Company’s Chairman, President and Chief Executive Officer and a director on the board of directors of Avenue (the “Private Placement Investors”), pursuant to which Avenue agreed to issue and sell 767,085 shares (the “Avenue September 2023 Private Placement Shares”) of Avenue common stock, par value $0.0001 per share, for an aggregate purchase price of approximately $550,000 in a private placement transaction (the “Avenue September 2023 Private Placement”). The Avenue common shares were purchased by the Private Placement Investors at a price per Avenue September 2023 Private Placement Share of $0.717, which was the “consolidated closing bid price” of the Avenue common stock on the Nasdaq Capital Market as of September 7, 2023, in compliance with Nasdaq Listing Rule 5365(c). The gross proceeds to Avenue from the Avenue September 2023 Private Placement were approximately $550,000. Avenue did not incur any underwriting or placement agent fees associated with the Avenue September 2023 Private Placement. Avenue intends to use the net proceeds from the Avenue September 2023 Private Placement for working capital and other general corporate purposes.

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors

Joshua Rosenwald, son of Dr. Lindsay Rosenwald, our Chairman, President and Chief Executive Officer, was employed with us as a Director of Strategy to work on corporate strategy matters. During the year ended December 31, 2023, Mr. Joshua Rosenwald received total compensation of approximately $160,000 and left the Company in November 2023 to pursue other opportunities.

Shared Services Agreement with TGTX

In July 2015, TGTX and the Company entered into an arrangement to share the cost of certain research and development employees. The Company’s Executive Vice Chairman, Strategic Development, is the Executive Chairman and Interim Chief Executive Officer of TGTX. Under the terms of the agreement, TGTX will reimburse the Company for the salary and benefit costs associated with these employees based upon actual hours worked on TGTX related projects. In connection with the shared services agreement, the Company invoiced TGTX $0.4 million and $0.4 million, and received payments of $0.4 million and $0.4 million for the years ended December 31, 2023 and 2022, respectively.

Desk Share Agreement with TGTX

The desk share agreement with TGTX (the “Desk Share Agreement”), as amended, requires TGTX to pay 65% of the average annual rent. Additionally, the Company has reserved the right to execute desk share agreements with other third parties and those arrangements will affect the cost of the lease actually borne by the Company. Each initial desk share agreement has a term of five years. In connection with the Company’s Desk Share Agreement for the New York, NY office space, for the years ended December 31, 2023 and 2022, the Company paid $2.8 million and $2.7 million in rent, respectively, and invoiced TGTX approximately $1.8 million and $1.9 million respectively, for its prorated share of the rent base. At December 31, 2023, there were no amounts due from TGTX related to this arrangement.

From 2018 to 2022, TGTX employees occupied desks in the Waltham, MA office under the Desk Share Agreement. TGTX paid its share of the rent based on actual percentage of the office space occupied on a month-by-month basis. For the year ended December 31, 2022, the Company paid approximately $0.2 million in rent for the Waltham, MA office, and invoiced TGTX approximately $0.1 million. The Desk Share Agreement with TGTX terminated on December 31, 2022.

Checkpoint Collaborative Agreements with TGTX

Checkpoint had entered into various agreements with TGTX to develop and commercialize certain assets in connection with its licenses, including a collaboration agreement for some of the Dana Farber licensed antibodies, and a sublicense agreement for the Jubilant family of patents. Effective September 30, 2023, Checkpoint and TGTX agreed to mutually terminate the collaboration agreements and are no longer related parties.

Shared Services Agreement with Journey

In November 2021, Journey and the Company entered into an arrangement to share the cost of certain legal, finance, regulatory, and research and development employees. The Company’s Executive Chairman and Chief Executive Officer is the Executive Chairman of Journey. Under the terms of the arrangement, Journey began reimbursing the Company for the salary and benefit costs associated with these employees based upon actual hours worked on Journey related projects following the completion of their initial public offering in November 2021. In addition, Journey reimburses the Company for various payroll-related costs and selling, general and administrative costs incurred by Fortress for the benefit of Journey. For the years ended December 31, 2023 and 2022, the Company’s employees have provided services to Journey totaling approximately $0.1 million and $0.1 million, respectively. At December 31, 2023, approximately $0.1 million is due from Journey related to this arrangement.

Contribution Agreement with Avenue

In November 2022, Fortress completed a share contribution agreement (the “Avenue Contribution Agreement”) with Avenue to contribute its shares in Baergic, Bio, Inc. (“Baergic”) which is developing BAER-101, a novel α2/3–subtype-selective GABA A positive allosteric modulator to Avenue. As a result, Baergic became a majority-controlled and owned subsidiary company of Avenue. Under the Avenue Contribution Agreement, Fortress also agreed to assign to Avenue certain intercompany agreements existing between Fortress and Baergic, including a Founders Agreement and Management Services Agreement.

Founders Agreement and Management Services Agreement

The Company has entered into founders agreements (the “Founders Agreements”) with each of the Fortress partner companies and subsidiaries listed in the table below. Pursuant to each Founders Agreement, in exchange for the time and capital expended in the formation of each partner company/subsidiary and the identification of specific assets the acquisition of which result in the formation of a viable emerging growth life science company, Fortress will loan each such partner company/subsidiary an amount representing the up-front fee required to acquire assets. Each Founders Agreement has a term of 15 years, which upon expiration automatically renews for successive one-year periods unless terminated by the Company or a Change in Control (as defined in the Founders Agreement) occurs. In connection with each Founders Agreement the Company received 250,000 Class A Preferred shares (except for that with Checkpoint, in which the Company holds Class A Common Stock).

The Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is identical to common stock other than as to voting rights, conversion rights and the Payment-in-Kind (“PIK”) Dividend right (as described below). Each share of Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is entitled to vote the number of votes that is equal to one and one-tenth (1.1) times a fraction, the numerator of which is the sum of (A) the shares of outstanding common stock and (B) the whole shares of common stock into which the shares of outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) are convertible and the denominator of which is the number of shares of outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint). Thus, the Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) will at all times constitute a voting majority. Each share of Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is convertible, at the holder’s option, into one fully paid and nonassessable share of common stock of such partner company/subsidiary, subject to certain adjustments.

The holders of Class A Preferred Stock (and the Class A Common Stock with respect to Checkpoint), as a class, are entitled receive on each effective date or “Trigger Date” (defined as the date that the Company first acquired, whether by license or otherwise, ownership rights to a product) of each agreement (each a “PIK Dividend Payment Date”) until the date all outstanding Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) is converted into common stock or redeemed (and the purchase price is paid in full), pro rata per share dividends paid in additional fully paid and nonassessable shares of common stock (“PIK Dividends”) such that the aggregate number of shares of common stock issued pursuant to such PIK Dividend is equal to two and one-half percent (2.5%) of such partner company or subsidiary’s fully-diluted outstanding capitalization on the date that is one (1) business day prior to any PIK Dividend Payment Date. The Company has reached agreements with several of the partner companies and subsidiaries to change the PIK Dividend

Interest Payment Date to January 1 of each year - a change that has not and will not result in the issuance of any additional partner company/subsidiary common stock beyond that amount to which the Company would otherwise be entitled absent such change(s). The Company owns 100% of the Class A Preferred Stock (Class A Common Stock with respect to Checkpoint) of each partner company/subsidiary that has a Founders Agreement with the Company.

As additional consideration under the Founders Agreement, each partner company and subsidiary with which the Company has entered into a Founders Agreement will also: (i) pay an equity fee in shares of the common stock of such partner company/subsidiary, payable within five (5) business days of the closing of any equity or debt financing for each partner company/subsidiary or any of its respective subsidiaries that occurs after the effective date of the Founders Agreement and ending on the date when the Company no longer has majority voting control in such partner company or subsidiary’s voting equity, equal to two and one-half (2.5%) of the gross amount of any such equity or debt financing; and (ii) pay a cash fee equal to four and one-half percent (4.5%) of such partner company or subsidiary’s annual net sales, payable on an annual basis, within ninety (90) days of the end of each calendar year. In the event of a Change in Control, each such partner company/subsidiary will pay a one-time change in control fee equal to five (5x) times the product of (A) net sales for the twelve (12) months immediately preceding the change in control and (B) four and one-half percent (4.5%). In the case of Urica, however, the obligation to pay Fortress royalties under the Founders Agreement would survive any such Change in Control.

The following table summarizes, by subsidiary, the effective date of the Founders Agreements and PIK dividend or equity fee payable to the Company in accordance with the terms of the Founders Agreements, exchange agreements (the “Exchange Agreements”) and the partner companies’/subsidiaries’ certificates of incorporation.

		PIK Dividend
		as a % of fully
		diluted
		outstanding	Class of Stock
Partner Company/Subsidiary	Effective Date[1]	capitalization	Issued
Aevitas[2]	July 28, 2017	—%	Common Stock
Avenue	February 17, 2015	2.5%[3]	Common Stock
Baergic	December 17, 2019[5]	2.5%[4]	Common Stock
Cellvation	October 31, 2016	2.5%	Common Stock
Checkpoint	March 17, 2015	—%[5]	Common Stock
Cyprium	March 13,2017	2.5%	Common Stock
Helocyte	March 20, 2015	2.5%	Common Stock
Mustang	March 13, 2015	2.5%	Common Stock
Oncogenuity	April 22, 2020[6]	2.5%	Common Stock
Urica	November 7, 2017[6]	2.5%	Common Stock

(1)	Represents the effective date of each subsidiary’s Founders Agreement. Each PIK dividend and equity fee is payable on the annual anniversary of the effective date of the original Founders Agreement or has since been amended to January 1 of each calendar year.
(2)	Effective April 20, 2023, in connection with the sale of substantially all of Aevitas’ assets to 4DMT Therapeutics, Inc., Fortress converted its Class A Preferred Stock in Aevitas to common stock.

(3)Pursuant to the terms of the agreement between Avenue and InvaGen Pharmaceuticals, Inc. during the term of the Avenue Stock Purchase and Merger Agreement PIK dividends were not paid or accrued. Upon the repurchase of the securities held by InvaGen, such PIK dividends have resumed.

(4)Pursuant to the Share Contribution Agreement between Fortress and Avenue, under which Baergic became a majority-controlled and owned subsidiary of Avenue, Fortress also assigned to Avenue the Founders Agreement previously between Fortress and Baergic, such that Baergic’s annual PIK dividend is now payable to Avenue.

(5)Instead of a PIK dividend, Checkpoint pays the Company an annual equity fee in shares of Checkpoint’s common stock equal to 2.5% of Checkpoint’s fully diluted outstanding capitalization.

(6)Represents the Trigger Date, the date that the Fortress partner company first acquires, whether by license or otherwise, ownership rights in a product.

Equity Fees and PIK Dividends

The following table summarizes, by subsidiary, the PIK dividend or equity fee recorded by the Company in accordance with the terms of the Founders Agreements, Exchange Agreements and the partner companies’/subsidiaries’ certificates of incorporation for the years ended December 31, 2023 and 2022 ($ in thousands):

		Year Ended	Year Ended
	PIK Dividend	December 31,	December 31,
Partner Company	Date	2023	2022
Aevitas	July 28	$—	$23
Avenue	January 1	271	268
Baergic[1]	December 17	—	—
Cellvation	October 31	10	10
Checkpoint	January 1	3,418	1,885
Cyprium	January 1	304	422
Helocyte	January 1	120	90
Mustang	January 1	477	1,109
Oncogenuity	May 8	9	8
Urica	November 25	501	51
Fortress		(5,110)	(3,866)
Total		$—	$—

(1)	Pursuant to the Avenue Contribution Agreement, under which Baergic became a majority-controlled and owned subsidiary of Avenue, Fortress also assigned to Avenue the Founders Agreement previously between Fortress and Baergic, such that Baergic’s annual PIK dividend is now payable to Avenue.

Management Services Agreements

The Company has entered into Management Services Agreements (the “MSAs”) with certain of its partner companies and subsidiaries. Pursuant to each MSA, the Company’s management and personnel provide advisory, consulting and strategic services to each partner company/subsidiary that has entered into an MSA with Fortress for a period of five years. Such services may include, without limitation, (i) advice and assistance concerning any and all aspects of each such company’s operations, clinical trials, financial planning and strategic transactions and financings and (ii) conducting relations on behalf of each such company with accountants, attorneys, financial advisors and other professionals. Each such partner company/subsidiary is obligated to utilize clinical research services, medical education, communication and marketing services and investor relations/public relation services of companies or individuals designated by Fortress, provided those services are offered at market prices. However, such companies are not obligated to take or act upon any advice rendered from Fortress, and Fortress shall not be liable to any such partner company/subsidiary for its actions or inactions based upon Fortress’ advice. Fortress and its affiliates, including all members of Fortress’ Board of Directors, have been contractually exempted from fiduciary duties to each such partner company/subsidiary relating to corporate opportunities.

The following table summarizes, by partner company/subsidiary, the effective date of the MSA and the annual consulting fee payable by the partner company/subsidiary to Fortress in quarterly installments ($ in thousands):

		Year Ended December 31,
Partner Company/Subsidiary	Effective Date	2023
Aevitas[1]	July 28, 2017	$—
Avenue	February 17, 2015	500
Baergic[2]	March 9, 2017	—
Cellvation	October 31, 2016	500
Checkpoint	March 17, 2015	500
Cyprium	March 13, 2017	500
Helocyte	March 20, 2015	500
Mustang	March 13, 2015	500
Oncogenuity	February 10, 2017	500
Urica	November 7, 2017	500
Fortress		(4,000)
Total		$—
(1)	Effective April 20, 2023, in connection with the sale of substantially all of Aevitas’ assets to 4DMT Therapeutics, Inc., Fortress converted its Class A Preferred Stock in Aevitas to common stock.
(2)	Pursuant to the Avenue Contribution Agreement, under which Baergic became a majority-controlled and owned subsidiary of Avenue, Fortress also assigned to Avenue the MSA previously between Fortress and Baergic, such that Baergic’s annual MSA fee is now payable to Avenue.

Fees and Stock Grants Received by Fortress

Fees recorded in connection with the Fortress’ agreements with its subsidiaries and partner companies are eliminated in consolidation. These include management services fees, issuance of common shares of partner companies in connection with third party raises and annual stock dividend or issuances on the anniversary date of respective Founders Agreements.

STOCK OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS, AND 5% BENEFICIAL OWNERS

The following table shows information, as of March 27, 2024, concerning the beneficial ownership of our common stock by:

●	each person we know to be the beneficial owner of more than 5% of our common stock;
●	each of our current directors;
●	each of our Named Executive Officers (“NEOs”); and
●	all current directors and NEOs as a group.

As of March 27, 2024, there were 19,234,526 shares of our common stock outstanding. In order to calculate a specific stockholder’s percentage of beneficial ownership, we include in that stockholder’s calculation those shares underlying options, warrants, or restricted stock units beneficially owned by that stockholder that are vested or that will vest within 60 days of the Record Date. Shares of restricted stock are deemed to be outstanding. Options or warrants held by other stockholders that are not attributed to the named beneficial owner are disregarded in this calculation. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares of our common stock. Unless we have indicated otherwise, each person named in the table below has sole voting power and investment power for the shares listed opposite such person’s name, except to the extent authority is shared by spouses under community property laws.

		Shares Under
		Exercisable
		Options, Warrants
		and Unvested
		Restricted	Total Shares	Percentage
	Shares	Stock	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Units(1)	Owned	Owned
Lindsay A. Rosenwald, M.D.(2)	2,863,905	1,569,181	4,433,086	23.0%
Michael S. Weiss(3)	1,346,985	147,058	1,494,043	7.8%
J. Jay Lobell	115,692	1,666	117,358	*	%
David Jin	5,916	44,375	50,291	*	%
Eric K. Rowinsky, M.D.(4)	68,797	12,899	81,696	*	%
George C. Avgerinos, Ph.D.	43,678	—	43,678	*	%
Jimmie Harvey, Jr., M.D.	69,999	1,666	71,665	*	%
Dov Klein, CPA	63,400	—	63,400	*	%
Malcolm Hoenlein	39,042	—	39,042	*	%
Kevin L. Lorenz, J.D.	24,970	—	24,970	*	%
Lucy Lu, M.D.	11,890	—	11,890	*	%
All current executive officers (including NEOs) and directors as a group (11 persons)	4,654,274	1,776,845	6,431,119	33.4%

*	Less than 1%
(1)	Includes options exercisable and restricted stock units vesting within 60 days of March 27, 2024.
(2)	Includes 2,802,983 shares held directly by Dr. Rosenwald, 11,398 shares held by Capretti Grandi LLC, and 49,524 shares held by PAB Merger LLC and 1,567,515 shares underlying warrants that are currently exercisable. Dr. Rosenwald has voting and dispositive control over the shares held by Capretti Grandi LLC and PAB Merger LLC. Does not include 96,919 shares of common stock held by trusts established for the benefit of Dr. Rosenwald’s family, over which Dr. Rosenwald does not have any voting or dispositive control.
(3)	Includes 147,058 shares underlying warrants that are currently exercisable.
(4)	Dr. Rowinsky will not stand for reelection upon the expiration of his term on the date of the Annual Meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS; NOMINEES

Our Third Amended and Restated Bylaws provides that the Board shall consist of no less than one (1) and no more than nine (9) members, as determined from time to time by resolution of the Board. Our Board currently consists of nine members. However, on March 14, 2024 the Nominating and Governance Committee approved a decrease in the number of directors from nine to eight, effective upon the expiration of Dr. Rowinsky’s term on the date of the Annual Meeting. The nominated directors for election are: Chairman Dr. Rosenwald; Executive Vice Chairman, Strategic Development Mr. Weiss; and directors Messrs. Hoenlein, Klein, Lobell, Lorenz, Dr. Harvey and Dr. Lu. For information about each of the nominees and our Board generally, please see “Corporate Governance-Our Board of Directors” beginning on page 6. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by a majority of the directors serving on our Board.

The Board of Directors unanimously recommends a vote “FOR” the election of all of the nominees for director. If a choice is specified on the proxy by the stockholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” all of the nominees. The affirmative vote of the majority of shares present virtually or represented by proxy at the meeting is required for approval.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is submitting the selection of KPMG LLP as our independent registered public accounting firm to the stockholders for ratification at our Annual Meeting. Stockholder ratification of our independent registered public accounting firm is not required by our Third Amended and Restated Bylaws or otherwise. If KPMG LLP is not ratified as our independent registered public accounting firm by a majority of the shares present or represented by proxy, the Audit Committee will review its future selection of independent registered public accounting firm. KPMG LLP will still serve as our independent registered public accounting firm for the year ending December 31, 2024, if its appointment is not ratified by our stockholders.

The board of directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2024. The affirmative vote of the majority of votes cast at the meeting is required for the ratification of the appointment of KPMG LLP.

PROPOSAL THREE: AMENDMENT TO THE COMPANY’S 2013 STOCK INCENTIVE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER AND INCREASE THE ANNUAL SHARE LIMIT FOR PARTICIPANTS PURSUANT TO GRANTS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The Board is submitting to the stockholders for approval an amendment to the Company’s 2013 Plan to increase the number of shares of the Company’s common stock authorized for issuance thereunder (including in respect of incentive stock options) by 10,000,000 to 11,533,333 and (2) increase the limit of shares pursuant to stock options and stock appreciation rights issuable to a single participant in a calendar year from 33,333 to 1,000,000. As of December 31, 2023, 74,454 shares of the Company’s common stock were available to issue under the Company’s 2013 Plan, see page 21. As a result, assuming approval of this Proposal by the stockholders, the total amount of shares authorized under the Company’s 2013 Plan would be 11,533,333, which is inclusive of 1,458,879 shares already issued from the plan’s inception in 2013 through December 31, 2023. As of April 1, 2024, the per share closing price of our common stock was $1.99.

The text of the amendment is attached to this proxy statement as Exhibit A. The text of the Plan is attached as Appendix A to the Company’s Schedule 14A (file No. 001-35366) filed with the SEC on June 4, 2015 and the amendments thereto are attached as Exhibit 10.1 to the Company’s Current Reports on Form 8-K (file Nos. 001-35366) filed with the SEC on June 19, 2020, June 27, 2022 and June 23, 2023.

Key Provisions

Following are the key provisions of the 2013 Plan:

Provision of Plan	Description
Eligible Participants:	Employees, directors, and consultants of the Company, parent or subsidiaries or any successor entity that adopts the 2013 Plan.

Share Reserve:

Total of 11,533,333 shares (as increased by this amendment) of the Company’s common stock.

The reserved shares will be reduced (i) by one share for each share granted pursuant to the exercise of stock options and stock appreciation rights, or shares pursuant to other awards awarded under the 2013 Plan, and (ii) to the extent cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, the Company will be deemed to have issued the greater of the number of shares of common stock which it was entitled to issue upon such exercise or on the exercise of any related stock option.

Award Types:	• Incentive stock options; • Nonstatutory stock options; • Stock appreciation rights; • Restricted stock awards; and • Restricted stock unit awards

Vesting:	Determined by the Board.

Award Limits:	No more than 1,000,000 shares (as increased by this amendment) may be issued to a single participant pursuant to stock options and stock appreciation rights in a calendar year.

Repricings:	Repricing of outstanding stock awards is not permitted without the approval of the Company’s stockholders, except for certain ratable capitalization adjustments as set forth in the 2013 Plan.

Plan Termination Date:	December 31, 2033

Administration

The 2013 Plan is administered by the Board or a committee designated by the Board. With respect to grants of awards to the Company’s officers or directors, the 2013 Plan is administered by the Board or a designated committee in a manner that permits such grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Grants of awards to covered employees as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, will be made only by a committee composed solely of two or more directors eligible to serve on a committee making awards. The plan administrator has the full authority to select recipients of the grants, determine the extent of the grants, establish additional terms, conditions, rules or procedures to accommodate rules or laws of applicable non-U.S. jurisdictions, adjust awards and to take any other action deemed appropriate; however, no action may be taken that is inconsistent with the terms of the 2013 Plan.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 11,533,333 shares (as increased by this amendment) of the Company’s common stock may be issued under the 2013 Plan. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the 2013 Plan may not receive options or stock appreciation rights with respect to more than 1,000,000 shares (as increased by this amendment) of common stock in any year. Any shares covered by an award which is forfeited, canceled, or expires shall be deemed to have not been issued for purposes of determining the maximum aggregate number of shares which may be issued under the 2013 Plan, except that the maximum aggregate number of shares which may be issued pursuant to the exercise of incentive stock options shall not exceed 11,533,333 shares. Shares that actually have been issued under the 2013 Plan pursuant to an award shall not be returned to the 2013 Plan and shall not become available for future issuance under the 2013 Plan other than unvested shares that are forfeited or repurchased by the Company. To the extent that cash is delivered in lieu of shares of common stock upon the exercise of a stock appreciation right, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of common stock which it was entitled to issue upon such exercise or on the exercise of any related option. If an option is exercised through the tendering of shares of common stock (either actually or through attestation), or in the event tax withholding obligations are satisfied by tendering or withholding shares, the tendered or withheld shares will not again be available for awards under the 2013 Plan. Shares of common stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options shall not be available for awards under the 2013 Plan.

Eligibility and Types of Awards

The 2013 Plan permits the Company to grant stock awards, including stock options and stock appreciation rights, to its employees, directors, and consultants and those of its parent or subsidiaries. As of April 1, 2024, there were 186 employees, 22 directors and approximately 125 consultants of the Company and its subsidiaries (presently, the Company has no parent). Award recipients are selected in the discretion of the plan administrator.

Stock Options

A stock option may be an incentive stock option, within the meaning of section 422 of the Code, or a nonstatutory stock option. However, only employees may be granted incentive stock options. Incentive and nonstatutory stock options are granted pursuant to option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2013 Plan, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant. Options granted under the 2013 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of the stock options granted under the 2013 Plan, up to a maximum of 10 years, except in the case of certain incentive stock options, as described below. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s relationship with the Company, or any of its affiliates, ceases for any reason other than disability or death, the optionholder may exercise any options vested as of the date of termination, but only during the post-termination exercise period designated in the optionholder’s stock option agreement. The plan administrator may determine such other portion of the optionholder’s unvested award that may be exercised during the post-termination exercise period. The optionholder’s stock option agreement may provide that upon the termination of the optionholder’s relationship with the Company for cause, the optionholder’s right to exercise its options shall terminate concurrently with the termination of the relationship. If an optionholder’s service relationship with the Company, or any of its affiliates, ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or beneficiary may exercise any vested options for a period of 12 months. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or such longer period as specified in the stock option agreement but in no event beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (a) cash or check, (b) surrender of a promissory note acceptable to the plan administrator (subject to minimum interest provisions set forth in the 2013 Plan), (c) a broker-assisted cashless exercise, (d) the tender of common stock previously owned by the optionholder, (e) a net exercise of the option, (f) past or future services rendered, (g) any combination of the foregoing methods of payment, and (h) any other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, awards generally are not transferable except by will or the laws of descent and distribution. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Incentive stock options may be granted only to the Company’s employees. The aggregate fair market value, determined at the time of grant, of shares of the Company’s common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under the 2013 Plan may not exceed $100,000. No incentive stock option may be granted to any employee who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the voting power of all classes of stock of the Company or any of the Company’s affiliates unless (a) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (b) the term of the incentive stock option does not exceed five years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2013 Plan either concurrently with the grant of an option or alone, without reference to any related stock option. The plan administrator determines both the number of shares of common stock related to each stock appreciation right and the exercise price for a stock appreciation right, within the terms and conditions of the 2013 Plan, provided that the exercise price of a stock appreciation right cannot be less than 100% of the fair market value of the common stock subject thereto on the date of grant. In the case of a stock appreciation right granted concurrently with a stock option, the number of shares of common stock to which the stock appreciation right relates will be reduced in the same proportion that the holder of the related stock option exercises the option.

The plan administrator determines whether to deliver cash in lieu of shares of common stock upon the exercise of a stock appreciation right. If common stock is issued, the number of shares of common stock that will be issued upon the exercise of a stock appreciation right is determined by dividing (i) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares, by (ii) the fair market value of a share of common stock on the exercise date.

If the plan administrator elects to pay the holder of the stock appreciation right cash in lieu of shares of common stock, the holder of the stock appreciation right will receive cash equal to the fair market value on the exercise date of any or all of the shares which would otherwise be issuable.

The exercise of a stock appreciation right related to a stock option is permissible only to the extent that the stock option is exercisable under the terms of the 2013 Plan on the date of surrender. Any incentive stock option surrendered will be deemed to have been converted into a non-qualified stock option immediately prior to such surrender.

Restricted Stock

Restricted stock awards are awards of shares of the Company’s common stock that vest in accordance with established terms and conditions. The Board or committee thereof sets the terms of the restricted stock awards, including the size of the restricted stock award, the price (if any) to be paid by the recipient, the vesting schedule, and any performance criteria that may be required for the stock to vest. The restricted stock award may vest based on continued employment and/or the achievement of performance goals. If a participant’s service terminates before the restricted stock is fully vested, all of the unvested shares may be forfeited to, or repurchased by, the Company.

Restricted Stock Units

A restricted stock unit is a right to receive stock or cash equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. The Board or committee thereof sets the terms of the restricted stock unit award, including the size of the restricted stock unit award, the consideration (if any) to be paid by the recipient, the vesting schedule, any performance criteria and the form (stock or cash) in which the award will be settled. When a participant’s service terminates, the unvested portion of the restricted stock unit award generally will be forfeited.

Fundamental Transactions

Effective upon the consummation of certain fundamental transactions, all outstanding awards under the 2013 Plan shall terminate. However, all such awards shall not terminate to the extent they are assumed in connection with the fundamental transaction.

The plan administrator shall have the authority, exercisable either in advance of any actual or anticipated fundamental transaction or at the time of an actual fundamental transaction and exercisable at the time of the grant of an award under the 2013 Plan or any time while an award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested awards under the 2013 Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such awards in connection with a corporate transaction, on such terms and conditions as the plan administrator may specify. The plan administrator may also condition any such award’s vesting and exercisability or release from such limitations upon the subsequent termination of the continuous service of the holder of the award within a specified period following the effective date of the corporate transaction. The plan administrator may provide that any awards so vested or released from such limitations in connection with a corporate transaction, shall remain fully exercisable until the expiration or sooner termination of the award.

Amendment and Termination

The Board of Directors may amend, suspend, or terminate the 2013 Plan, except that it may not amend the 2013 Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, the Board may not amend the 2013 Plan without stockholder approval if such approval is then required pursuant to Section 422 of the Code, the regulations promulgated thereunder, or the rules of any stock exchange on which the Company’s securities are listed or similar regulatory body.

Tax Withholding

The Board of Directors may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment, (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award, (c) withholding cash from an award settled in cash or other amounts payable to the participant, and/or (d) any other method set forth in the award agreement.

Summary of Federal Income Tax Consequences of the 2013 Plan

The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2013 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Recipients of awards under the 2013 Plan should consult their own tax advisors to determine the tax consequences to them as a result of their particular circumstances.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, the Company will not be entitled to any income tax deduction.

If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option so long as the exercise price is equal to the fair market value of the stock on the date of grant and the option (and not the underlying stock) does not have a readily ascertainable fair market value at such time. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the then-fair market value of the shares purchased. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights

A participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally should be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Restricted Stock Units

No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the units vest and are settled in an amount equal to any cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Deductions

162(m) of the Code provides that the compensation of certain covered employees is generally not deductible by the Company to the extent it exceeds $1 million per year.

The foregoing is only a summary, based on the current Code and Treasury Regulations thereunder, of the U.S. federal income tax consequences to the participant and the Company with respect to the grant and exercise of options and other awards under the 2013 Plan. The summary does not purport to be complete, and it does not address the tax consequences of the participant’s death, any tax laws of any municipality, state or foreign country in which a participant might reside, or any other laws other than U.S. federal income tax laws.

Stock Options Previously Granted

The following table sets forth information, as of April 1, 2024, with respect to the number of stock options granted under the 2013 Plan since its inception to the persons and groups listed below:

Name and Principal Position	Number of Shares Underlying Option Grants (#)
Lindsay A. Rosenwald, M.D., Chief Executive Officer	3,666
Michael S. Weiss, Executive Vice Chairman, Strategic Development	2,000
David Jin, Chief Financial Officer	—
George C. Avgerinos, Ph.D., Senior Vice President, Biologics Operations	13,333
All current executive officers, as a group (4 individuals)	18,999
All current directors who are not executive officers, as a group (7 individuals)	42,230
All employees (other than current executive officers) as a group	11,165

Description of the Proposed Amendment to the 2013 Plan

The proposed amendment to the 2013 Plan will only become effective if approved by our stockholders. The 2013 Plan currently provides that the maximum aggregate number of shares which may be issued pursuant to all awards under the 2013 Plan is 1,533,333. The proposed amendment to the 2013 Plan would increase the number of shares authorized under the 2013 Plan by 10,000,000 shares (from 1,533,333 shares to 11,533,333 shares). Additionally, the 2013 Plan currently provides that the maximum number of shares with respect to which options and stock appreciation rights may be granted to any participant in any calendar year is 33,333 shares. The proposed amendment to the 2013 Plan would increase this annual per participant option and stock appreciations right limit to 1,000,000 shares. If the Company’s stockholders do not approve this proposal at the Annual Meeting, the current 2013 Plan will continue in its current form and we will continue to grant equity awards under the 2013 Plan in accordance with the terms thereof.

New Plan Benefits

The amount of each participant’s future awards under the 2013 Plan will be determined based on the discretion of the Board and therefore are not determinable at this time.

The Board believes that it is prudent and in the best interest of the Company to increase the number of shares of common stock authorized for issuance under the Company’s 2013 Plan in order to maintain a reserve of shares available for use as equity compensation grants. Further, the Board believes it is important to increase the annual share limit with respect to options and stock appreciation rights to enable the Compensation Committee to make meaningful grants of all award types available under the 2013 Plan. The Board believes that equity compensation serves to align the interests of our management and employees with the interests of our stockholders, link pay to performance, and provide a strong incentive to our talented executives and employees to both join and remain with the Company as we continue to move towards commercialization of our and our subsidiaries’ and partner companies’ products. Importantly, equity compensation allows us to conserve our crucial cash resources while still being able to attract high quality employees and competitively compensate our experienced management team. The proposed changes to the Company’s 2013 Plan are intended to ensure that the plan remains available to properly reward and provide incentive for employees who are responsible for long-term success of the Company. If we are not able to grant equity awards, we risk losing our executives and employees to our competition, which would be disruptive and detrimental to our goals and, ultimately, to our ability to create value for our stockholders.

The Board recommends a vote “FOR” the Amendment to the Company’s 2013 Plan. The affirmative vote of the majority of votes cast at the meeting is required for approval.

Proposal FOUR: AMENDMENT TO THE COMPANY’S 2012 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED, TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER AND INCREASE THE NUMBER OF SHARES ELIGIBLE FOR PURCHASE DURING AN “OFFERING”

The Board is submitting to the stockholders for approval an amendment to the Company’s ESPP to increase the number of shares of the Company’s common stock authorized for issues thereunder by 1,000,000 to 1,133,333 and to increase the maximum number of shares each participant can purchase during an “Offering Period” (as defined below) from 333 to 5,000. As of December 31, 2023, 69,279 shares of the Company’s common stock were available to issue under the Company’s ESPP. As a result, assuming approval of this Proposal by the stockholders, the total amount of shares authorized under the Company’s ESPP would be 1,133,333, inclusive of 64,054 shares already issued from the plan’s inception in 2012 through December 31, 2023. As of April 1, 2024, the per share closing price of our common stock was $1.99.

The text of the amendment is attached to this proxy statement as Exhibit B.  The text of the ESPP is attached as Exhibit 10.38 of the Company’s Current Report on Form 8-K (file No. 001-35366) filed with the SEC on June 12, 2017 and the amendments thereto are attached as Exhibit A to the Company’s Schedule 14A (file No. 001-35366) filed with the SEC on April 30, 2018 and Exhibit 10.2 of the Company’s Current Report on Form 8-K (file No. 001-35366) filed with the SEC on June 23, 2023.

The Board believes that it is prudent and in the best interest of the Company to increase the share reserve under the ESPP and the per-Offering Period limit of shares that may be purchased under the ESPP. The Board believes that the increase will benefit the Company by continuing to provide its employees the opportunity to purchase shares of the Company common stock in the meaningful amounts, which aligns the employees’ interest with those of the stockholders. The Board believes that the increase in shares available for purchase under the ESPP will allow the ESPP to operate for approximately five more years. If this amendment is not approved, the ESPP will continue to operate as it presently does, but no future offerings to purchase shares under the ESPP will commence after the shares currently reserved for issuance under the ESPP are exhausted.

Summary of the ESPP

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 Code. Prior to the proposed amendment to the ESPP, there were 133,333 shares of the Company reserved for issuance under the ESPP. The purpose of the ESPP is to attract, retain and motivate employees of the Company by permitting them to participate in the ownership of the Company.

Administration of the Plan

The ESPP is administered by the Board and/or by a committee of the Board having such power as shall be specified by the Board. Generally, each offering of common stock under the ESPP (an “Offering”) is for a period of approximately six (6) months duration (“Offering Period”). The Board may adjust the Offering Dates (which for each Offering Period is the first day of that period, unless adjusted by the Board) and periods, subject to certain limitations. The ESPP will continue until terminated by the Board or until all of the shares reserved for issuance under the ESPP have been issued. As discussed above, in the event that all shares currently reserved for issuance under the ESPP are distributed to participants and the amendment to increase the number of authorized shares reserved for issuance under the ESPP is not approved, no future Offering Periods under the ESPP will thereafter commence.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 1,133,333 (as increased by this amendment) shares of the Company’s common stock may be issued under the ESPP, subject to stockholder approval of this Proposal Four. In addition, subject to adjustment upon certain corporate transactions or events, a participant in the ESPP may not in any Offering Period purchase more than the lesser of  (i) the whole number of shares determined by dividing $25,000 by the fair market value of a share of the Company’s common stock on the first day of the Offering and (ii) 5,000 shares (as increased by this amendment). Shares that actually have been issued under the ESPP shall not be returned to the ESPP and shall not become available for future issuance under the ESPP.

Eligibility

Participation in the ESPP is limited to eligible employees of the Company and any parent or subsidiary corporation of the Company designated by the Board for participation in ESPP offering (individually, a “Participating Company”) who authorize payroll deductions. Payroll deductions may not exceed 10% of compensation. No person who owns shares or holds options to purchase, or who as a result of participation in the ESPP would own shares or hold options to purchase, 5% or more of the total combined voting power or value of all classes of stock of the Company, is entitled to participate in the ESPP except as noted below. In addition, employees (1) who customarily work fewer than 20 hours per week or (2) who customarily work not more than five months in any calendar year are not eligible to participate. Once an employee becomes a participant in the ESPP (a “Participant”), the employee will automatically participate in each successive Offerings until such time as the employee either ceases to be an eligible employee, withdraws from the ESPP or terminates employment.

As of April 1, 2024, the Company and the Participant Companies had approximately 186 employees who would be eligible to participate in the ESPP. As of that date, all of the consolidated entities of the Company have been designated by the Compensation Committee as “Participating Companies.”

Purchase of and Payment for Securities Offered

Each Offering Period shall consist of one (1) purchase period of approximately six (6) months duration (individually, a “Purchase Period”). On the last day of each Purchase Period (the “Purchase Date”), shares of the Company common stock are automatically purchased based on accumulated payroll deductions. The purchase price per share at which the shares are sold under the ESPP generally will be 85% of the lesser of the fair market value of the shares on the Offering Date and  the fair market value of the shares on the Purchase Date, or such greater amount determined by the administrator of the ESPP.

The number of shares of Company common stock a Participant purchases in each Offering is determined by dividing the total amount of payroll deductions withheld from the Participant’s compensation by the purchase price. Subject to certain limitations, during an Offering, each Participant has a “Purchase Right” consisting of the right to purchase the lesser of (i) the whole number of shares of Company common stock determined by dividing $25,000 by the fair market value of a share on the first day of the Offering and (ii) 5,000 shares (as increased by this amendment). However, Participants may not purchase shares of Company common stock under the ESPP or any other employee stock purchase plan under Section 423 of the Code having a fair market value exceeding $25,000 (as determined for purposes of the Code as of the Offering Date for each Offering) in any calendar year in which such Participant’s Purchase Right with respect to such Offering remains outstanding. Any cash balance remaining in the Participant’s account is refunded to the Participant as soon as practicable after the Purchase Date. If the refund is less than the amount necessary to purchase a whole share of Company common stock, the Company may maintain the cash in the Participant’s account and apply it toward the purchase of shares in the subsequent Purchase Period or Offering.

A Participant may withdraw from an Offering at any time without affecting his or her eligibility to participate in future Offerings. Therefore, in effect, a Participant is given an option which he or she may or may not exercise at the end of a Purchase Period. However, once a Participant withdraws from an Offering, that Participant may not again participate in the same Offering.

If a Participant’s employment with the Company is terminated for any reason, including retirement, disability or death or the failure of a Participant to remain an employee eligible, the Participant’s participation in the ESPP will immediately terminate. In such event, the payroll deductions credited to the Participant’s account since the last Purchase Date will be returned to the Participant or to Participant’s legal representative, as applicable, as soon as practicable.

In the event of a Transfer of Control of the Company (as defined in the ESPP), the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof (the “Acquiring Corporation”) to assume the Company’s rights and obligations under the ESPP. Purchase Rights which are neither assumed by the Acquiring Corporation nor exercised as of the Transfer of Control terminate as of the date of the Transfer of Control.

The Board may amend or terminate the ESPP but may not affect Purchase Rights previously granted under the ESPP or adversely affect the right of any Participant except as permitted by the ESPP, as necessary to qualify the ESPP as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the shares subject to the ESPP under applicable foreign, federal or state securities laws. The stockholders must approve any amendment changing the number of shares reserved under the ESPP or changing the definition of the employees (or class of employees) eligible for participation in the ESPP or the definition of a corporation that may be designated by the Board of Directors as a Participating Company within 12 months of the adoption of such amendment. In addition, the stockholders must approve an amendment to the ESPP if stockholder approval is necessary in order to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act.

Adjustments Upon Changes in Capitalization and Other Events

In the event of changes in the common stock of the Company due to a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or like change in the Company’s capitalization, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale or other reorganization, appropriate adjustments shall be made by the Company to the securities subject to purchase under a Purchase Right, the ESPP’s share reserve, the number of shares subject to a Purchase Right, and in the purchase price per share.

Other Information

Sections 401(a) and 401(k) of the Code and the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) are not applicable to the ESPP.

Certain Federal Income Tax Consequences

The following summary is intended only as a general guide as to certain United States federal income tax consequences under current law of participation in the ESPP and does not attempt to describe all possible federal, state, local, foreign, or other tax consequences of such participation. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable. Accordingly, participants should consult with their tax advisors in regard to the tax consequences of participating in the ESPP as to their particular tax considerations. This summary assumes that the exercise of a Purchase Right under the ESPP constitutes an exercise pursuant to an “employee stock purchase plan” under Section 423 of the Code.

Generally, there are no tax consequences to an employee of either becoming a Participant in the ESPP or purchasing shares of Company common stock under the ESPP. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a Participant disposes of shares of Company common stock within two years of the Offering Date or within one year after the Purchase Date on which the shares are acquired (a “disqualifying disposition”), the Participant recognizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the Purchase Date (determined without regard to securities law restrictions) over the purchase price. Any additional gain or resulting loss recognized by the Participant from the disposition of the shares is a capital gain or loss.

If the Participant disposes of shares of Company common stock more than two years after the Offering Date and more than one year after the Purchase Date on which the shares are acquired, or dies while holding shares (whether or not within such periods) the Participant recognizes ordinary income in the year of disposition or death in an amount equal to the lesser of  (1) the excess of the fair market value of the shares on the date of disposition or death over the purchase price or (2)

the excess of the fair market value of the shares on the Offering Date over the purchase price. Any additional gain recognized by the Participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income and the loss recognized is a capital loss. If the Participant disposes of the shares of Company common stock in a disqualifying disposition, the Company is entitled to a deduction equal to the amount of ordinary income recognized by the Participant. The Company will not be entitled to a deduction if the Participant satisfies the holding period requirements.

New Plan Benefits

The receipt and allocation of benefits under the ESPP depend on whether eligible employees elect to participate in the ESPP and the fair market value of shares on future dates. Accordingly, it is not possible to predict the receipt or allocation of such benefits at this time.

Shares Previously Purchased Under the ESPP

The table below provides details on shares of Company common stock purchased under the ESPP from its inception through April 1, 2024 by certain individuals and/or groups.

Name and Principal Position	Number of Shares Purchased Under ESPP (#)
Lindsay A. Rosenwald, M.D., Chief Executive Officer	1,581
Michael S. Weiss, Executive Vice Chairman, Strategic Development	—
David Jin, Chief Financial Officer	3,707
George C. Avgerinos, Ph.D., Senior Vice President, Biologics Operations	—
All current executive officers, as a group (4 individuals)	5,288
All current directors who are not executive officers, as a group (7 individuals)	740
All employees (other than current executive officers) as a group	58,026

Description of the Proposed Amendment to the ESPP Plan

The proposed amendment to the ESPP will only become effective if approved by our stockholders. The ESPP currently provides that the maximum aggregate number of shares which may be issued pursuant to all awards under the ESPP is 133,333. The proposed amendment to the ESPP would increase the number of shares authorized under the ESPP by 1,000,000 shares (from 133,333 shares to 1,133,333 shares). Additionally, the ESPP currently provides that a Participant may not purchase more than 333 shares in any given Offering Period. The proposed amendment to the ESPP would increase the maximum number of shares each participant can purchase during an Offering Period from 333 to 5,000 shares. If the Company’s stockholders do not approve this proposal at the Annual Meeting, the current ESPP will continue in its current form and we will continue to grant equity awards under the ESPP in accordance with the terms thereof.

The Board recommends a vote “FOR” the Amendment to the ESPP. The affirmative vote of the majority of votes cast at the meeting is required for approval.

Proposal FIVE: AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED Long term Incentive plan TO EXTEND THE TERM OF THE PLAN TO JULY 15, 2035 AND TO MAKE CERTAIN RELATED CHANGES

The Board is submitting to the stockholders for approval an amendment to the LTIP to extend the term of the LTIP from July 16, 2025 to July 15, 2035, unless sooner terminated, and to create new vesting criteria for equity grants made under the LTIP after July 15, 2025.

The text of the amendment is attached to this proxy statement as Exhibit C. The text of the LTIP is attached as Exhibit 10.39 of the Company’s Current Report on Form 8-K (file 001-35366) filed with the SEC on June 12, 2017.

Summary of the LTIP (as it is proposed to be amended)

In April 2017, the Board of Directors, including the independent members of the Compensation Committee, adopted the LTIP. The LTIP is designed to compensate Dr. Rosenwald and Mr. Weiss, or any or any limited liability company or limited partnership owned and controlled by Dr. Rosenwald or Mr. Weiss, provided such entity has a bona fide service provider relationship with the Company (“Eligible Entities” and together with Dr. Rosenwald and Mr. Weiss, the “LTIP Participants”) based on their responsibilities and for their contributions to the successful achievement of certain corporate goals and objectives of the Company and to share the success and risks of the Company based upon achievement of business goals.

The LTIP also clarifies that it will continue in effect until July 15, 2035 (as updated by this amendment), unless sooner terminated.

The LTIP consists of two compensation opportunities as follows: (a) a program to grant equity interests in the Company and newly formed subsidiaries (the “Equity Program”); and (b) a performance-based bonus program that is designed to result in performance-based compensation (the “Bonus Program”). The LTIP establishes procedures for the Company to grant LTIP Participants compensation under the Equity Program and Bonus Program. The LTIP provides that it will be administered by a committee composed of at least two members of the Compensation Committee (although, at present, it is administered by the entire Compensation Committee).

Notwithstanding the annual limits in the Equity Program or Bonus Program, as described below, the LTIP does not restrict the Company or Compensation Committee from issuing equity or bonus awards to the Participants in excess of such limits under the Company’s other equity or bonus programs, or pursuant to any individual arrangement(s) with a Participant; such annual limits apply exclusively to awards granted pursuant to the LTIP.

As of April 1, 2024, the per share closing price of our common stock was $1.99.

Equity Program

Under the Equity Program, each of the LTIP Participants will be granted a number of shares of common stock of future subsidiaries of the Company or a warrant to purchase such shares equal to 5% of such subsidiary’s total outstanding shares of common stock determined on a fully-diluted, as converted into common stock basis as of the date of formation of the subsidiary (the “Subsidiary Award”). In each case, Dr. Rosenwald or Mr. Weiss (as applicable) must be in service with the Company on the formation date in order for the Subsidiary Award to be made.  The terms of any such warrant, including the duration, exercise price, any vesting criteria and other matters, will be set by the LTIP Committee. The Company previously issued warrants to purchase securities of certain subsidiaries from the Company’s holdings of those subsidiaries’ securities. If there are Eligible Entities at the time of such grant, the Compensation Committee will allocate the equity award between the Eligible Entities and the LTIP Participants as appropriate, such that between an individual LTIP Participant and his associated Eligible Entity, the Subsidiary Award will not exceed 5% of such subsidiary’s total outstanding shares of common stock determined on a fully-diluted, as converted into common stock basis as of the date of formation of the subsidiary. The shares subject to the Subsidiary Awards will be subject to the same transfer restrictions (if any) as are applicable to the other initial shareholders of the applicable subsidiary (in addition to any other restrictions applicable under federal or state securities laws).  LTIP Participants will generally recognize ordinary income equal to the fair market value of the subsidiary’s stock on the date of grant, unless the Subsidiary Award take the form of warrants. Such ordinary income is subject to withholding of income and employment taxes.

On January 1 of each year, each of the LTIP Participants are to be granted a number of shares of common stock of the Company equal to 1% of the total outstanding shares of the Company determined on a fully-diluted, as converted into common stock basis, multiplied by the percentage of achievement of the goals and objectives set by the Compensation Committee (the “Company Award”). In each case, Dr. Rosenwald or Mr. Weiss (as applicable) must be in service with the Company on the grant date in order for the Company Award to be made. Historically, the Compensation Committee has employed a holistic approach to the evaluation of performance, rather than setting numerical targets. If there are Eligible Entities at the time of such grant, the Compensation Committee will allocate the Company Award between the Eligible Entities, on the one hand, and the LTIP Participants, on the other hand, as appropriate, such that between an individual LTIP Participant and his associated Eligible Entity the Company Award will not exceed 1% of the total outstanding shares of the Company determined on a fully-diluted, as converted into common stock basis. The shares issued prior to July 16, 2025 are restricted stock subject to repurchase by the Company at a minimal value ($0.001 per share) unless both of the following conditions are met: (a) there is an increase in the market capitalization of the Company of at least $100,000,000 (measured from the original effective date of the LTIP) at any time following the grant date and before the 10th anniversary of the original effective date of the LTIP, and (b) Dr. Rosenwald, Mr. Weiss, or any Eligible Entities applicable to either such individual, as applicable, is either in the service of the Company on the 10th anniversary of the original effective date of the LTIP (July 16, 2025), or has had an involuntary separation from service from the Company before that date. The Company’s repurchase rights also lapse upon the occurrence of a corporate transaction (that is, a change in control). As amended by the proposed amendment, any shares issued on or after July 16, 2025 under the LTIP will be restricted stock subject to repurchase by the Company at a minimal value ($0.001 per share) unless both of the following conditions are met: (a) there is an increase in the market capitalization of the Company of at least $100,000,000 (measured from the market capitalization as of July 16, 2025) at any time on or after the date of grant and before July 15, 2035, and (b) Dr. Rosenwald, Mr. Weiss, or any Eligible Entities applicable to either such individual, as applicable, is either in the service of the Company on July 15, 2035, or has had an involuntary separation from service from the Company before that date. In the event that the Participant experiences a voluntary separation from service prior to (1) a corporate transaction or (2) the conditions described above being met, then the Company shall have the right to exercise its repurchase right. In each case, the Company shall have 90 days from the applicable “triggering event” to exercise its repurchase right with respect to any unvested restricted shares at a price of $0.001 per share, subject to its issuance of a written notice including the material terms of such repurchase to the Participant. Such purchase price shall be paid, at the Company’s option, by delivery of check in the amount of the purchase price, a cancellation of any amount of the Participant’s indebtedness to the Company equal to the purchase price or a combination of the foregoing. Restrictions shall lapse on any restricted shares that are not repurchased upon the terms specified in the LTIP upon the termination of the 90-day repurchase period.

Except for a transfer to certain family members, a trust for the sole benefit of such family members or an LLC or Limited Partnership whose owners are such family members, each as specified in the LTIP, none of the restricted shares issued under the LTIP or any beneficial interest in such shares shall be transferred, pledged, hypothecated, encumbered or otherwise disposed of in any way.

The Compensation Committee may, solely with the consent of the affected LTIP Participant, cancel any unvested equity grants for common stock of the Company made to an LTIP Participant and issue replacement awards for common stock of the Company, in amounts no greater than the canceled award, and subject to such other terms, as the Committee may determine. Such replacement awards may be subject to a repurchase option in favor of the Company, which repurchase option may lapse upon such conditions as the Compensation Committee determines.

Summary of Federal Income Tax Consequences of the Equity Program

Restricted Stock

Receipt of restricted stock generally will result in ordinary income for the recipient equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and their purchase price, if any. If the recipient is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the recipient acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable, or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date will be after the date on which the recipient acquires the shares, the recipient may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the IRS no later than 30 days after the date the shares are acquired. Upon the taxable disposition of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will generally be taxed as capital gain or loss; however, for any shares returned to the Company pursuant to a forfeiture provision, a recipient’s loss may be computed based only on the purchase price (if any) of the shares and may not take into account any income recognized by reason of a Section 83(b) election. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. The Company generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which such ordinary income is recognized by the participant.

Warrants

A participant generally recognizes no taxable income as the result of the grant of a warrant so long as the exercise price per share is equal to the fair market value of the Company’s common shares on the date of grant. Upon exercise of a warrant, the participant normally recognizes ordinary income in the amount of the difference between the warrant exercise price and the then-fair market value of the shares purchased. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Bonus Program

Under the Bonus Program, LTIP Participants are eligible for cash bonuses of up to $1 million in total per year (in the aggregate) to the extent performance goals established by the Compensation Committee are achieved for a performance period.

The Compensation Committee will generally establish the performance goals within the earlier of: 90 days of the beginning of the performance period for which the bonus will be earned, the expiration of 25% of the performance  period, or the date where the outcome of the qualification for the payment of the bonus opportunity is no longer substantially uncertain. The performance goals will be based upon one or more objectively determinable business measures, which may be applied with respect to the Company or any business unit and may be measured on absolute terms or relative to a peer-group or other market measure basis.

The business measures which may be used to establish the performance goals are limited to one or more of the following:

●	business development activities;
●	clinical development activities;
●	corporate operating profit;
●	business unit operating profit;
●	revenue;
●	net revenue;
●	new business authorizations;
●	backlog;
●	customer cancellation rate;
●	total shareholder return;
●	stock price increase;
●	return on equity;
●	return on capital;

●	earnings per share;
●	gross profit;
●	adjusted gross profit (profit before depreciation and amortization expense, as well as stock-based compensation expense);
●	EBIT, or earnings before interest and taxes;
●	EBITDA, or earnings before interest, taxes, depreciation and amortization;
●	adjusted EBITDA, or earnings before net interest and other expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and expense related to the impairment of goodwill;
●	ongoing earnings;
●	cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital);
●	EVA, or economic value added;
●	economic profit, or net operating profit after tax, less a cost of capital charge;
●	SVA, or shareholder value added;
●	net income (minimum);
●	net loss (maximum);
●	operating income;
●	pre-tax profit margin;
●	performance against business plan;
●	customer service;
●	corporate governance quotient or rating;
●	market share;
●	employee satisfaction;
●	safety;
●	employee engagement;
●	supplier diversity;
●	workforce diversity;
●	operating margins;
●	credit rating;
●	dividend payments;
●	expenses;
●	retained earnings;
●	completion of licenses, partnerships, joint ventures, public or private spinouts, acquisitions, divestitures and corporate restructurings;
●	new product and/or drug development;
●	environmental efforts; and
●	individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, facility development, government relations, market share or management.

The Compensation Committee will determine eligibility for payment of a bonus as soon as it can be reasonably determined that the goals that entitle payment have been met, provided the LTIP Participant be in the service of the Company at the end of the performance period. However, the Compensation Committee at its discretion may make exceptions to the requirement that the LTIP Participant be in service to the Company at the end of the performance period if, in the case of Dr. Rosenwald or Mr. Weiss, or either such individual’s associated Eligible Entity, such individual or entity’s service ends during the performance period by reason of retirement, total and permanent disability, or death. If an LTIP Participant’s services to the Company ends for any other reason, including resignation and discharge for cause, prior to the end of the performance period, all rights to the bonus will be forfeited. The Compensation Committee will certify to what extent goals that entitle payment have been met in writing before payment will be made. The Compensation Committee has discretion to reduce any bonus otherwise due, but in no event may any cash bonus be increased under the LTIP. Payment of the bonus shall be made no later than 74 days after the end of the performance period for which the bonus is earned. Unless the Compensation Committee states otherwise, no LTIP Participant may sell, assign, convey, gift, pledge or otherwise hypothecate or alienate any bonus opportunity or amounts determined by the Committee to be payable under the LTIP until such amounts (if any) are actually paid.

Cash bonus awards under the LTIP constitute ordinary income when paid and are subject to withholding of income and employment taxes.

The LTIP may at any time be amended or terminated by the Compensation Committee with respect to future services of Participants, whether or not such action would increase the cost of the LTIP to the Company or alter the allocation of the benefits as between the Participants; however, by the terms of the LTIP, any such action shall be submitted to shareholders for approval if required by the rules of any securities exchange on which the Company’s shares may at the time be listed.

Warrants Previously Granted

The following table sets forth information, as of April 1, 2024, with respect to the number of warrants granting rights to purchase common stock of certain subsidiaries of the Company granted under the LTIP since its inception to the persons and groups listed below:

Name and Principal Position	Number of Warrants Issued Under LTIP (#)
Lindsay A. Rosenwald, M.D., Chief Executive Officer	2,616,666	(1)
Michael S. Weiss, Executive Vice Chairman, Strategic Development	2,616,666	(1)
David Jin, Chief Financial Officer	—
George C. Avgerinos, Ph.D., Senior Vice President, Biologics Operations	—
All current executive officers, as a group (4 individuals)	5,233,332
All current directors who are not executive officers, as a group (7 individuals)	—
All employees (other than current executive officers) as a group	—

(1)	Represents warrants to purchase securities of Avenue, Checkpoint, Coronado SO Co., Escala Therapeutics, Inc., Helocyte, Inc., Journey, Cellvation, Inc. and Mustang from the Company.

New Plan Benefits

The amount, if any, of each participant’s future awards under the Bonus Program will be determined based on the discretion of the Compensation Committee.  Similarly, Subsidiary Awards will be awarded in the future only if the Company elects to form additional subsidiaries.  Accordingly, the amounts of these types of LTIP awards are not determinable at this time and are therefore not illustrated in the table below.  However, the LTIP does provide for annual Company Awards on a non-discretionary basis.  Therefore, the table below illustrates the number of shares and dollar value of an annual Company Award to each LTIP participant, based on (1) the Company’s capitalization and closing stock price as of April 1, 2024, (2) assuming each LTIP participant remains in service through the applicable grant date, and (3) assuming the performance goals required for the issuance of such Company Award are fully satisfied (such that the right to receive such award is earned at the maximum level - i.e., 1% of the total outstanding shares of the Company, determined on a fully-diluted, as converted basis).

The number of shares and value shown in the table below reflect (based on the assumptions stated above) a single annual award to each LTIP participant.  Under the LTIP, a Company Award will be issued to each LTIP participant on January 1st of each year through and including 2035, assuming the LTIP participant remains in service through the applicable grant date. The actual size and value of future Company Awards will vary based on (among other things) the Company’s future capitalization and stock price, and whether the awards are fully earned through the achievement of applicable performance goals.

Name and Principal Position	Dollar Value ($)	Number of Shares
Lindsay A. Rosenwald, M.D., Chief Executive Officer	$430,765	216,465
George Avgerinos, Senior Vice President, Biologics Operations	—	—
Michael S. Weiss, Executive Vice Chairman, Strategic Development	430,765	216,465
David Jin, Chief Financial Officer	—	—
All Executive Officers	$861,531	432,930
All Non-Employee Directors	—	—
All Employees who are Not Executive Officers	—	—

Description of the Proposed Amendment to the LTIP

The proposed amendment to the LTIP will only become effective if approved by our stockholders. The LTIP currently provides that it will continue in effect until July 15, 2025, unless sooner terminated and the grants made thereunder are subject to vest on the 10th anniversary of the of the effective date of the original LTIP. The proposed amendment to the LTIP would extend the LTIP such that it will continue in effect until July 15, 2035, unless sooner terminated, and would create new vesting criteria for equity grants made under LTIP after July 15, 2025. If the Company’s stockholders do not approve this proposal at the Annual Meeting, the current LTIP will continue in its current form and expire in accordance with its terms.

The Board recommends a vote “FOR” the Amendment to the LTIP. The affirmative vote of the majority of votes cast at the meeting is required for approval.

ADDITIONAL INFORMATION

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Internet Notice and, if applicable, a single set of the proxy statement and 2023 Annual Report, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any document to you if you contact us at: Fortress Biotech, Inc., 1111 Kane Concourse Suite 301, Bay Harbor Islands, FL 33154, Attn: Sam Berry. You may also contact us at (781) 652-4500.

If you want to receive separate copies of the notice of internet availability, or proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or phone number.

Stockholder Proposals for Our 2025 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our General Counsel and Corporate Secretary, Sam Berry, at 1111 Kane Concourse Suite 301, Bay Harbor Islands, FL 33154, no later than December 6, 2024. We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Third Amended and Restated Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Third Amended and Restated Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Third Amended and Restated Bylaws to Sam Berry, our General Counsel and Corporate Secretary, at the above address, not less than 45 days nor more than 75 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than March 9, 2025, and no later than April 8, 2025. If a stockholder fails to provide timely notice of a proposal to be presented at our 2025 Annual Meeting of Stockholders, the proxy designated by our Board will have discretionary authority to vote on any such proposal that may come before the meeting.

In addition to satisfying the foregoing requirements under the Company’s bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025.

Other Matters

Our Board does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the person named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners. Additionally, the Company has retained Alliance Advisors, LLC (“Alliance Advisors”) a proxy solicitation firm, which may solicit proxies on the Board’s behalf. The Company estimates that it will pay Alliance Advisors a fee of $10,000 for its services plus reimbursement of customary disbursements and expenses and up to 2 of its solicitors may assist in the solicitation.

Incorporation of Information by Reference

The Audit Committee Report contained in this proxy statement is not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended or the Exchange Act, except to the extent that we specifically incorporate such information by reference. Our Annual Report on Form 10-K for the year ended December 31, 2023, delivered to you together with this proxy statement, is hereby incorporated by reference.

EXHIBIT A

THIRD AMENDMENT TO THE COMPANY’S 2013 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER

1.	Section 3(a) of the 2013 Plan is hereby replaced in its entirety so that such section reads as follows:

3. STOCK SUBJECT TO THE PLAN

(a) Subject to the provisions of Section 12 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Eleven Million Five Hundred Thirty-Three Thousand Three Hundred Thirty-Three (11,533,333) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

2.	Section 6(g) of the 2013 Plan is hereby replaced in its entirety so that such section reads as follows:

6. TERMS AND CONDITIONS OF AWARDS

(g) Individual Option and SAR Limit.  The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be One Million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12 below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of an SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

EXHIBIT B

FOURTH AMENDMENT TO THE

FORTRESS BIOTECH, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

This amendment (the “Amendment”) to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan, as amended (the “Plan”), is hereby adopted this 23rd day of May, 2024, by the Board of Directors (the “Board”) of Fortress Biotech, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Company adopted the Plan for the purposes set forth therein;

WHEREAS, pursuant to Section 21 of the Plan, the Board has the right to amend the Plan with respect to certain matters, provided that any material increase in the number of Shares available under the Plan shall be subject to stockholder approval; and

WHEREAS, the Board has approved and authorized this Amendment to the Plan and has recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1. Section 3 of the Plan is hereby replaced in its entirety so that such section reads as follows:

“3. Share Reserve. The maximum number of shares which may be issued under the Plan shall be one million one hundred thirty-three thousand three hundred thirty-three (1,333,333) shares of the Company’s authorized but unissued common stock, $.001 par value (the “Shares”). In the event that any Purchase Right for any reason expires or is canceled or terminated, the Shares allocable to the unexercised portion of such Purchase Right may again be subjected to a Purchase Right.”

2. Section 7(b) of the Plan is hereby replaced in its entirety so that such section reads as follows:

“(b) 5,000 Shares.”

3. Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the Fortress Biotech, Inc. 2012 Employee Stock Purchase Plan, as amended, as adopted by the Board on March 28, 2024, and approved by the Company’s stockholders on May 23, 2024.

EXHIBIT C

AMENDMENT TO THE

FORTRESS BIOTECH, INC.
AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

This amendment (the “Amendment”) to the Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan (the “LTIP”), is hereby adopted this 23rd day of May, 2024, by the Board of Directors (the “Board”) of Fortress Biotech, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Company adopted the LTIP for the purposes set forth therein;

WHEREAS, pursuant to Section 7 of the LTIP, the Board has the right to amend the plan with respect to certain matters, subject to stockholder approval; and

WHEREAS, the Board and the Compensation Committee of the Board have each approved and authorized this Amendment to the LTIP and have recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the LTIP is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1. Section 4(b) of the LTIP is hereby replaced in its entirety so that such section reads as follows:

“(b) On January 1 of each calendar year following the Effective Date, the Company will grant to each Participant a number of restricted shares of common stock of the Company equal to one percent (1%) of the total outstanding shares of common stock of the Company determined on a fully-diluted, as-converted into common stock basis as of such date, multiplied by the percentage of achievement of the goals and objectives established for the Participant by the Committee (the “Restricted Shares”), provided that the Participant must be employed by, or otherwise providing services to, the Company on such date in order to receive the grant of Restricted Shares, and provided further that when there are eligible Participating Entities, the 1% equity award will be allocated as determined by the Committee between the Participating Entity and the applicable individual Participant, such that, between a Participant and his respective Participating Entity, if any, the total amount awarded under this Section 4(b) shall not exceed one percent (1%) of the total outstanding shares of common stock of the Company. Such goals and objectives shall be set by the Committee at the beginning of each year ending on December 31, and the determination of the achievement percentage of the goals and objectives shall be determined by the Committee as of the end of such period. Such Restricted Shares that are issued prior to July 16, 2025 shall be subject to the Company’s Repurchase Option (as defined below) until both of the following conditions are met: (i) there is an increase in the market capitalization of the Company of at least $100,000,000 (measured from the Effective Date) at any time following the grant, and (ii) the Participant is either in the service of the Company as an employee, a Board member, or a consultant on the 10th anniversary of Effective Date, or the Participant has had an involuntary Separation from Service (as defined below) from the Company. Such Restricted Shares that are issued on or after July 16, 2025 shall be subject to the Company’s Repurchase Option (as defined below) until both of the following conditions are met: (i) there is an increase in the market capitalization of the Company of at least $100,000,000 (measured from July 16, 2025) at any time following the grant, and (ii) the Participant is either in the service of the Company as an employee, a Board member, or a consultant on July 15, 2035, or the Participant has had an involuntary Separation from Service (as defined below) from the Company. However, the Company’s Repurchase Option on such Restricted Shares shall lapse upon the occurrence of a Corporate Transaction (as defined in this Section) if the Participant is in service on the date of the Corporate Transaction. Such Restricted Shares shall be owned by the Participant without restriction when the Company’s Repurchase Option lapses. If the Participant voluntarily separates from service before July 15, 2035 and the

Company’s Repurchase Options have not lapsed by July 16, 2025 (with respect to shares issued prior to that date) or July 15, 2035 (with respect to shares issued on or after July 16, 2025), the Company will exercise its Repurchase Option as set forth below.”

2. The first sentence of Section 4(e) of the LTIP is hereby replaced in its entirety so that such sentence reads as follows:

A “Triggering Event” means the occurrence of either of the following before a Corporate Transaction: (i) voluntary Separation from Service by a Participant, or (ii) the passage of 10 years from (A) the Effective Date (with respect to shares issued before July 16, 2025), or (B) July 15, 2025 (with respect to shares issued on or after July 16, 2025) without the Participant meeting the two conditions for lapse of the Company’s Repurchase Option.”

3. The last sentence of Section 7 of the LTIP is hereby replaced in its entirety so that such section reads as follows:

“The LTIP shall continue in effect until July 15, 2035, unless sooner terminated.”

4. Except as specifically set forth herein, the terms of the LTIP shall be and remain unchanged, and the LTIP as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan, as adopted by the Board on March 28, 2024, and approved by the Company’s stockholders on May 23, 2024.

EExhibit

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V46184-P08797 FORTRESS BIOTECH, INC. FORTRESS BIOTECH, INC. ATTN: DAVID JIN 1111 KANE CONCOURSE SUITE 301 BAY HARBOR ISLANDS, FL 33154 1a. Lindsay A. Rosenwald, M.D. 1b. Michael S. Weiss 1c. Jimmie Harvey, Jr., M.D. 1d. Malcolm Hoenlein 1e. Dov Klein, CPA 1f. J. Jay Lobell 1g. Kevin L. Lorenz, J.D. 1h. Lucy Lu, M.D. Nominees: 2. Ratification of the appointment of KPMG LLP as Fortress Biotech, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2024. 4. Amendment of the 2012 Employee Stock Purchase Plan, as amended, of Fortress Biotech, Inc. to increase the number of shares of Common Stock issuable thereunder by 1,000,000 and increase the number of shares eligible for purchase during an "Offering". 5. Amendment of the Amended and Restated Long Term Incentive Plan to extend the term of the plan to July 15, 2035 and to make certain related changes. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 3. Amendment of the 2013 Stock Incentive Plan, as amended, of Fortress Biotech, Inc. to increase the number of shares of Common Stock issuable thereunder by 10,000,000 and increase the annual share limit for participants pursuant to grants of stock options and stock appreciation rights. NOTE: In its discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and, accordingly, will be voted FOR each of the Board of Directors’ nominees for director specified in proposal 1, and FOR proposals 2, 3, 4 and 5. 1. Election of Directors The Board of Directors recommends you vote "FOR" each of the following nominees in Proposal 1 (Election of Directors): The Board of Directors recommends you vote FOR Proposal 2: The Board of Directors recommends you vote FOR Proposal 3: The Board of Directors recommends you vote FOR Proposal 4: The Board of Directors recommends you vote FOR Proposal 5: ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain For Against Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FBIO2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V46185-P08797 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: The Notice of Annual Meeting of Stockholders and Proxy Statement, and 2023 Annual Report on Form 10-K of Fortress Biotech, Inc. are available at www.proxyvote.com. FORTRESS BIOTECH, INC. Proxy for Annual Meeting of Stockholders May 23, 2024 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder of Fortress Biotech, Inc. acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 5 , 2024. The undersigned stockholder also appoints Lindsay A. Rosenwald, M.D. and David Jin, or either of them, with full power of substitution and power to act alone, as proxy to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Fortress Biotech, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on May 23, 2024, via webcast only at www.virtualshareholdermeeting.com/FBIO2024, and any adjournment or postponement thereof. Continued and to be signed on reverse side